EXHIBIT 10.1

EXECUTION COPY

AMENDED AND RESTATED CREDIT AGREEMENT

dated as of

January 30, 2006,

As Amended and Restated as of December 31, 2008

among

AMERICAN MEDIA, INC.,

AMERICAN MEDIA OPERATIONS, INC.,

The Lenders Party Hereto,

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

and

DEUTSCHE BANK SECURITIES INC.,

as Syndication Agent

J.P. MORGAN SECURITIES INC. and

DEUTSCHE BANK SECURITIES INC.,

as Joint Lead Arrangers and Joint Bookrunners

and

BEAR STEARNS CORPORATE LENDING INC.,

GENERAL ELECTRIC CAPITAL CORPORATION and

LEHMAN COMMERCIAL PAPER INC.,

as Documentation Agents

[CSM Ref. No. 6701-585]

SCHEDULES:

Schedule 1.01	— Mortgaged Property
Schedule 1.02	— Professional Fees and Expenses for Restatement Transactions
Schedule 1.03	— Debt Restructuring
Schedule 2.01	— Commitments
Schedule 3.05(b)	— Intellectual Property
Schedule 3.05(c)	— Real Property
Schedule 3.05(d)	— Real Property Purchase Rights
Schedule 3.06	— Disclosed Matters
Schedule 3.12	— Subsidiaries
Schedule 3.13	— Insurance
Schedule 3.17(d)	— Mortgaged Property Filing Offices
Schedule 6.01	— Existing Indebtedness
Schedule 6.02	— Existing Liens
Schedule 6.04	— Existing Investments
Schedule 6.10	— Existing Restrictions

EXHIBITS:

Exhibit A — Form of Assignment and Acceptance

Exhibit B — Form of Guarantee and Collateral Agreement

Exhibit C — Form of Release

AMENDED AND RESTATED CREDIT AGREEMENT dated as of January 30, 2006, as Amended and Restated as of December 31, 2008, among AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., the LENDERS party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

The parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Additional 2003 Senior Subordinated Notes” means any additional 8.875% Senior Subordinated Notes due 2011 issued by the Borrower pursuant to clauses (i) or (ii) of Section 4.03(e) of the indenture under which the 2003 Senior Subordinated Notes are outstanding (without giving effect to any amendment or modification thereof after the date of the Fifth Amendment).

“Additional 2002 Senior Subordinated Notes” means any additional 10.25% Senior Subordinated Notes due 2009 issued by the Borrower pursuant to clauses (i) or (ii) of Section 4.03(e) of the indenture under which the 2002 Senior Subordinated Notes are outstanding (without giving effect to any amendment or modification thereof after the date of the Fifth Amendment).

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders hereunder, and any successor in such capacity.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus  1/2 of 1% and (c) the LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the avoidance of doubt, the LIBO Rate for any day shall be based on the rate appearing on the Reuters Screen LIBOR 01 Page (or on any successor or substitute page of such page) at approximately 11:00 a.m. London time on such day; provided that the Alternate Base Rate shall not at any time be less than 4.50% per annum. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or such LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or such LIBO Rate, respectively.

“Amendment Fee” means a fee in an amount equal to 2.75% of the aggregate amount of each Consenting Lender’s Revolving Commitment and outstanding Term Loans as of the Restatement Effective Date. A portion of the Amendment Fee, in an amount equal to 1.50% of the aggregate amount of each Consenting Lender’s Revolving Commitment and outstanding Term Loans as of the Restatement Effective Date shall be fully earned as of the Restatement Effective Date and shall be paid to the Administrative Agent for the account of each Lender on the Restatement Effective Date. The balance of the Amendment Fee payable to each Consenting Lender shall be fully earned as of the Restatement Effective Date, shall not be considered a Loan but shall be an Obligation, shall accrue interest from the Restatement Effective Date, and shall be payable in cash as Deferred Fees pursuant to this Agreement.

“Applicable Percentage” means, with respect to any Revolving Lender, the percentage of the total Revolving Commitments represented by such Lender’s Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments.

“Applicable Prepayment Premium” means, in the case of any prepayment of the Term Loan (other than a prepayment pursuant to Section 2.11(d)), as of any date of determination, an amount equal to (a) during the period of time from and after the Restatement Effective Date, up to the date that is the twelve month anniversary of the Restatement Effective Date, with respect to any prepayment of the principal amount of the Term Loan during such period, an amount equal to the product of (x) 1.00%, times (y) the amount of such prepayment on such date; (b) during the period of time from and including the date that is the twelve month anniversary of the Restatement Effective Date up to the date that is the twenty-four month anniversary of the Restatement Effective Date, with respect to any prepayment in the principal amount of the Term Loan during such period, an amount equal to the product of (x) 2.00%, times (y) the amount of such prepayment on such date; (c) during the period of time from and including the date that is the twenty-four month anniversary of the Restatement Effective Date up to the date that is the thirty-six month anniversary of the Restatement Effective Date, with respect to any prepayment in the principal amount of the Term Loan during such period, an amount equal to the product of (x) 3.00%, times (y) the amount of such prepayment on such date and (d) from and after the thirty-six month anniversary of the Restatement Effective Date, there shall be no prepayment premium.

“Applicable Rate” means (a) 6.50% per annum, with respect to any Eurodollar Loan or (b) 5.50% per annum, with respect to any ABR Loan.

“Approved Fund” has the meaning set forth in Section 9.04.

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means American Media Operations, Inc., a Delaware corporation.

“Borrowing” means (a) Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Expenditures” means, for any period, without duplication, (a) the additions to property, plant and equipment and other capital expenditures of the Borrower and its Restricted Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of the Borrower and its Restricted Subsidiaries for such period prepared in accordance with GAAP and (b) Capital Lease Obligations incurred by the Borrower and its Restricted Subsidiaries during such period.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Change in Control” means:

(a)(i) Holdings at any time owning, beneficially and of record, less than all the outstanding Equity Interests of the Borrower (other than up to 20% of the common stock of the Borrower held by Persons other than Holdings in accordance with Section 6.03(e)), (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of Holdings (together with any new directors whose election by such board of directors of Holdings or whose nomination for election by the stockholders of Holdings was approved by a vote of at least 66-2/3% of the directors of Holdings then still in office who were either directors at the beginning of such period or whose nomination for election was previously so approved) ceasing for any reason to constitute a majority of the board of directors of Holdings, or (iii) the occurrence of a “Change of Control” (or any similar event as defined therein), as defined in any of the Permitted Debt Documents or any other agreement, document, or indenture, that governs any of Holdings’, the Borrower’s or any Restricted Subsidiary’s other Indebtedness; or

(b) (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, being or becoming the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act except that for purposes of this paragraph (b) a person shall be deemed to have “beneficial ownership” of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the voting Equity Interests of Holdings and (ii) the Permitted Holders “beneficially own” (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the voting Equity Interests of Holdings than such other person.

“Change in Law” means (a) the adoption of any law, rule or regulation after the Effective Date, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Effective Date or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Effective Date.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Term Loans or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment or Term Commitment.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means any and all “Collateral”, as defined in any applicable Security Document.

“Commitment” means a Revolving Commitment or Term Commitment, or any combination thereof (as the context requires).

“Consenting Lender” means any Lender that delivers an executed counterpart of this Agreement to the Administrative Agent (or its counsel) at or prior to 5:00 p.m., New York City time, on December 31, 2008 (or on such other date as the Administrative Agent and the Borrower may agree).

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period (adjusted to exclude any extraordinary losses, charges or gains and to exclude any gain or loss recognized in connection with the sale of any assets outside the ordinary course of business), plus, without duplication and to the extent deducted in determining Consolidated Net Income, the sum of (a) the aggregate amount of interest expense for such period, (b) the aggregate amount of income tax expense for such period, (c) all amounts attributable to depreciation, amortization (including such amortization associated with capitalized or short term display rack costs) and other noncash charges (excluding any such charge that (i) consists of or requires an accrual of, or cash reserve for, any anticipated cash charges for any prior or in any future period or (ii) consists of a writedown or writeoff of any current assets) for such period, including the amortization of debt discounts and deferred financing charges, (d) payments made by the Borrower and its Restricted Subsidiaries in such period pursuant to profit sharing plans provided that such payments are discretionary under the terms of such plan, (e) non-recurring cash expenses or charges deducted in determining Consolidated Net Income for such period, to the extent attributable to (i) fees and expenses incurred in connection with the issuance of Permitted Senior Unsecured Debt that constitutes a Prepayment Event or (ii) severance payments not exceeding $3,000,000 in the aggregate under this clause (e)(ii), (f) non-recurring expenses or charges paid to the extent deducted in determining Consolidated Net Income for such period in each case to the extent in respect of (i) professional fees and expenses which are paid in such period and set forth on Schedule 1.02 hereto, (ii) other professional fees and expenses for all periods, not exceeding $2,000,000 in the aggregate, incurred and paid at any time prior to June 30, 2009 in connection with the Restatement Transactions but not set forth on Schedule 1.02 or (iii) the cash portion of any fees paid during the fiscal year ending March 31, 2009 to the Lenders in connection with the Restatement Transactions, and (g) other non-recurring cash expenses or charges deducted in determining Consolidated Net Income for such period not to exceed $1,250,000 in the aggregate for such period (which, for the avoidance of doubt, may not include any charges or expenses of the type incurred pursuant to (e)(ii) or (f) above); provided, however, that no more than $250,000 in professional fees or expenses (but only to the extent deducted from Consolidated Net Income) may be added to Consolidated EBITDA to the extent incurred in connection with any events (including any negotiations, litigation, etc.) arising in connection with any obligations the Loan Parties may have to issue Indebtedness in connection with Section 4.03(e)(ii) of the indenture governing the 2002 Senior Subordinated Notes or

Section 4.03(e)(ii) of the indenture governing the 2003 Senior Subordinated Notes. For purposes of calculating Consolidated EBITDA for any period (each, a “Reference Period”) in connection with a determination of the Leverage Ratio or the Senior Secured Leverage Ratio for such period, if during such Reference Period (or, in the case of pro forma calculations, during the period from the last day of such Reference Period to and including the date as of which such calculation is made) the Borrower or any Restricted Subsidiary shall have made a Material Disposition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Disposition occurred on the first day of such Reference Period (with the Reference Period for the purposes of pro forma calculations being the most recent period of four consecutive fiscal quarters for which the relevant financial information is available); provided that such pro forma calculations shall give effect to operating expense reductions and other cost savings only to the extent that such reductions and savings are approved by the Administrative Agent and realization thereof is reasonably expected by the Borrower to be achieved within six months after such Material Disposition (for the avoidance of doubt, the provisions of this sentence shall not apply to Permitted Acquisitions, and any EBITDA generated by Persons acquired through Permitted Acquisitions shall (x) only be added to Consolidated EBITDA to the extent generated by such Persons after the date such Person becomes a Restricted Subsidiary, and (y) not be added to Consolidated EBITDA to the extent generated by such Persons at any time prior to the date such Person becomes a Restricted Subsidiary). As used in this definition, “Material Disposition” means any disposition of property or series of related dispositions of property that involves assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the Equity Interests of a Restricted Subsidiary. Notwithstanding the foregoing, for purposes of determining Consolidated EBITDA for any period that includes any fiscal quarter ended on a date set forth below (including, without limitation, for the purposes of Sections 6.12, 6.13, and 6.14), Consolidated EBITDA for such fiscal quarter shall mean the amount set forth below corresponding to such fiscal quarter:

Fiscal Quarter End	Consolidated EBITDA
March 31, 2008	$31,419,000

June 30, 2008	$34,280,000

September 30, 2008	$35,877,000

“Consolidated Interest Expense” means, for any period, the sum of (a) interest expense (including the interest component in respect of Capital Lease Obligations) of the Borrower and the Restricted Subsidiaries during such period, determined on a consolidated basis in accordance with GAAP, adjusted to exclude (i) the amortization of debt discounts, deferred financing charges, any interest paid by adding such interest to principal, and other non-cash interest expenses and (ii) tender premiums and other costs associated with the refinancing of debt, and (b) the amount of any

Restricted Payments made by the Borrower to Holdings pursuant to Section 6.08(a)(viii) during such period; provided that (i) the issuance of any Additional 2002 Senior Subordinated Notes or any Additional 2003 Senior Subordinated Notes shall not be included in the determination of Consolidated Interest Expense for any period and (ii) any cash interest paid with respect to any Additional 2002 Senior Subordinated Notes or any Additional 2003 Senior Subordinated Notes shall be included in the determination of Consolidated Interest Expense for such period. Notwithstanding the foregoing, for purposes of determining Consolidated Interest Expense for any period that includes any fiscal quarter ended on a date set forth below (including, without limitation, for the purposes of Section 6.14), Consolidated Interest Expense for such fiscal quarter shall mean the amount set forth below corresponding to such fiscal quarter:

Fiscal Quarter End	Consolidated Interest Expense
March 31, 2008	$24,444,000

June 30, 2008	$23,493,000

September 30, 2008	$22,179,000

“Consolidated Net Income” means, for any period, net income or loss of the Borrower and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income of any Person in which any other Person (other than the Borrower or any of the Restricted Subsidiaries or any director holding qualifying shares in compliance with applicable law) has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of the Restricted Subsidiaries by such Person during such period, and (b) except as otherwise provided in the definition of Consolidated EBITDA, the income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Borrower or any of the Restricted Subsidiaries or the date that Person’s assets are acquired by the Borrower or any of the Restricted Subsidiaries.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Current Credit Agreement” means the Credit Agreement dated as of January 31, 2006, among the Borrower, Holdings, the Lenders and the Administrative Agent as amended and as in effect immediately prior to the Restatement Effective Date.

“Debt Restructuring” means the consummation of a restructuring of the Borrower’s Existing Subordinated Debt, as described in Schedule 1.03.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender, as determined by the Administrative Agent, that has (a) failed to fund any portion of its Loans or participations in Letters of Credit or Swingline Loans within three Business Days of the date required to be funded by it hereunder, (b) notified the Borrower, the Administrative Agent, the Issuing Bank, the Swingline Lender or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit, (c) failed, within three Business Days after request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (e)(i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.

“Deferred Fees” means the Revolving Deferred Fees and the Term Loan Deferred Fees, and shall include all interest accrued thereon. For the avoidance of doubt, Deferred Fees shall be considered “fees” for purposes of, without limitation, Sections 9.02(b)(ii) and (iii).

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

“Disqualified Stock” means, with respect to any Person, any Equity Interest which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event:

(a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(b) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Equity Interests convertible or exchangeable solely at the option of Holdings, the Borrower or a Restricted Subsidiary; provided that any such conversion or exchange shall be deemed an issuance of Disqualified Stock, as applicable); or

(c) is redeemable, or subject to mandatory purchase by Holdings, the Borrower or any Subsidiary, at the option of the holder thereof, in whole or in part;

in each case, on or prior to April 30, 2013.

“dollars” or “$” refers to lawful money of the United States of America.

“Effective Date” means the date on which the conditions specified in Section 4.01 of the Current Credit Agreement were satisfied (or waived in accordance with Section 9.02).

“EMP Merger” means that certain merger of EMP Group, LLC with and into Holdings, which shall occur, if at all, on or prior to the Restatement Effective Date upon terms and conditions reasonably satisfactory to the Administrative Agent, which shall include, among other things, the certification to the Administrative Agent that EMP Group, LLC is a holding company which has assets consisting solely of shares of capital stock in Holdings, and which has no liabilities other than ordinary course tax and operating expenses.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources or the management, release or threatened release of any Hazardous Material.

“Environmental Liability” means any liability, loss, cost or damage, contingent or otherwise (including any liability, loss, cost or damage for environmental remediation, fines, penalties or indemnities), of Holdings, the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or within or upon any building, structure, facility or fixture or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned to such term in Article VII.

“Evercore” means Evercore Partners Inc. and its affiliates or any investment fund Controlled by Evercore Partners Inc.

“Excess Cash Flow” means, for any fiscal year, the sum (without duplication) of:

(a) Consolidated Net Income for such fiscal year, adjusted to exclude any gains or losses attributable to Prepayment Events; plus

(b) depreciation, amortization and other non-cash charges or losses (which, for avoidance of doubt, does not include interest expense payable in kind, for the purposes of this clause (b)) deducted in determining such Consolidated Net Income for such fiscal year; plus

(c) the sum of (i) the amount, if any, by which Net Working Capital decreased during such fiscal year plus (ii) the net amount, if any, by which the long-term consolidated deferred revenues of the Borrower and its Restricted Subsidiaries increased during such fiscal year; minus

(d) the sum of (i) any noncash gains included in determining such Consolidated Net Income for such fiscal year plus (ii) the amount, if any, by which Net Working Capital increased during such fiscal year plus (iii) the net amount, if any, by which the long-term consolidated deferred revenues of the Borrower and its Restricted Subsidiaries decreased during such fiscal year; minus

(e) the sum of (i) Capital Expenditures for such fiscal year (except to the extent attributable to the incurrence of Capital Lease Obligations or otherwise financed by incurring Long-Term Indebtedness or attributable to the reinvestment of Net Proceeds of a Prepayment Event) plus (ii) cash consideration paid during such fiscal year to make (1) acquisitions not otherwise described in this sub-clause (ii), (2) any investments, advances, loans, or payments pursuant to Guarantees, in each case permitted pursuant to Section 6.04(i) (which, in the case of this sub-clause (e)(ii)(2), shall be limited to 50% of any such investment, advance, loan, or Guarantee to the extent that the Administrative Agent, on behalf of the Lenders, does not receive (or does not already possess) a first priority perfected security interest in substantially all of the assets acquired pursuant to any such investment (or held by any entity in which such investment, advance, loan, or payments pursuant to a Guarantee is made) or (3) other capital investments (except, in the case of this clause (e)(ii), (x) in the case of all investments other than Permitted Acquisitions, to the extent financed by incurring Long-Term Indebtedness or attributable to the reinvestment of Net Proceeds of a Prepayment Event, or (y) Permitted Acquisitions); minus

(f) the aggregate principal amount of Long-Term Indebtedness repaid or prepaid by the Borrower and its Restricted Subsidiaries during such fiscal year, excluding (i) Indebtedness in respect of Swingline Loans, Revolving Loans and Letters of Credit, (ii) Term Loans prepaid pursuant to Section 2.11(a), (c) or (d) and (iii) repayments or prepayments of Long-Term Indebtedness financed by incurring other Long-Term Indebtedness; minus

(g) to the extent not already deducted in determining Consolidated Net Income, (x) non-recurring expenses or charges incurred during the fiscal year ending March 31, 2009 to the extent in respect of (i) professional fees and expenses set forth on Schedule 1.02 hereto, (ii) other professional fees and expenses, not exceeding $2,000,000 in the aggregate, incurred in connection with the Restatement Transactions but not set forth on Schedule 1.02, and paid prior to June 30, 2009, or (iii) the cash portion of any fees paid to the Lenders in connection with the Restatement Transactions, and (y) the aggregate amount (not exceeding $5,000,000) of cash expenses and cash charges incurred during such fiscal year to the extent incurred in connection with the issuance or refinancing of Permitted Senior Unsecured Debt that constitutes a Prepayment Event; minus

(h) if and to the extent that any interest accrued during such fiscal year is not deducted in calculating Consolidated Net Income for such fiscal year (or the amount thereof is added back pursuant to this definition), the amount of such interest, to the extent such interest was accrued in respect of Existing Subordinated Debt (or any Permitted Refinancing Indebtedness issued pursuant to the Debt Restructuring), is payable in cash (and not in kind) and either (i) such interest is not paid and the obligation to make payment of such interest is effectively eliminated or deferred as a result of the Debt Restructuring or by agreement of any holders of the relevant Indebtedness or (ii) such interest is paid, waived or otherwise satisfied and any holders of such Indebtedness receive PIK Senior Notes in lieu or in satisfaction thereof in accordance with the Debt Restructuring; plus

(i) to the extent deducted in determining Consolidated Net Income, the amount of interest accrued during such period that is payable in kind (by increasing the principal amount of the relevant Indebtedness); plus

(j) to the extent deducted in determining Consolidated Net Income, any professional fees or expenses incurred in excess of $250,000 in connection with any events (including any negotiations, litigation, etc.) arising in connection with any obligations the Loan Parties may have to issue Indebtedness in connection with Section 4.03(e)(ii) of the indenture governing the 2002 Senior Subordinated Notes or Section 4.03(e)(ii) of the indenture governing the 2003 Senior Subordinated Notes.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.19(b)), any withholding tax that (i) is in effect and would apply to amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to any withholding tax pursuant to Section 2.17(a), or (ii) is attributable to such Foreign Lender’s failure to comply with Section 2.17(e).

“Existing Credit Agreement” means the Credit Agreement dated as of May 7, 1999, as amended and restated as of January 23, 2003 (and as subsequently amended), among Holdings, the Borrower, the lenders party thereto and JPMorgan Chase Bank, N.A. (as successor to JPMorgan Chase Bank), as administrative agent.

“Existing Subordinated Debt” means the 2002 Senior Subordinated Notes and the 2003 Senior Subordinated Notes.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fifth Amendment” means the Amendment and Waiver dated as of February 9, 2007, to the Current Credit Agreement.

“Financial Covenants” means the covenants set forth in Sections 6.12, 6.13 and 6.14.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

“Financial Restatement” means the restatement of the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as of the end of the fiscal year ended March 31, 2005, and the statements of operations, stockholders’ equity and cash flows of the Borrower and its consolidated Subsidiaries for each of the fiscal years ended March 29, 2004 and March 31, 2005 (and may include other fiscal periods included in the Borrower’s Form 10-K for the fiscal year ended March 31, 2005), and as of the end of and for each of the fiscal quarters ended June 30, 2005 and September 30, 2005 (and may include other fiscal periods included in the Borrower’s Forms 10-Q for each of such fiscal quarters), in each case in order to (a) make the changes previously disclosed to the Administrative Agent in writing and posted to IntraLinks on or prior to February 9, 2006, including (i) to change the treatment of rack costs from the previous treatment (involving capitalization and depreciation of such costs) to the recognition of such costs as a deferred cost asset that will be amortized as contra revenue, (ii) to make adjustments relating to a subscription marketing program that has been terminated, and (iii) to make changes regarding the accrual of paid time off for employees, and (b) make such other changes that do not result in a failure to satisfy the Financial Restatement Conditions.

“Financial Restatement Conditions” means the conditions that the Financial Restatement (a) does not decrease the Borrower’s consolidated operating income by an amount exceeding (i) $25,000,000 for any fiscal year ended March 29, 2004 or March 31, 2005, or (ii) $40,000,000 in the aggregate for all such periods (and including in such periods, for purposes of this clause (ii), the period of two consecutive fiscal quarters ended September 30, 2005), and (b) does not decrease the Borrower’s Consolidated EBITDA by an amount exceeding (i) $25,000,000 for any fiscal year ended

March 29, 2004 or March 31, 2005, or (ii) $35,000,000 in the aggregate for all such periods (and including in such periods, for purposes of this clause (ii), the period of two consecutive fiscal quarters ended September 30, 2005); provided that, if certain costs related to newsstand and terminal promotions that historically have been capitalized and amortized (as described to the Administrative Agent) are, as a result of the Financial Restatement, required to be treated as expenses, then (A) the $25,000,000 amount in each of clause (a)(i) and (b)(i) above shall be $30,000,000, (B) the $40,000,000 amount in clause (a)(ii) above shall be $50,000,000 and (C) the $35,000,000 amount in clause (b)(ii) above shall be $45,000,000.

“First Amendment” means the Amendment and Waiver dated as of February 13, 2006, to the Current Credit Agreement.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

“Fourth Amendment” means the Amendment and Waiver dated as of October 26, 2006, to the Current Credit Agreement.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantee and Collateral Agreement” means the Guarantee and Collateral Agreement, substantially in the form of Exhibit B, among the Loan Parties and the Administrative Agent for the benefit of the Secured Parties, as such agreement may be amended, modified, restated or supplemented from time to time in accordance with its terms.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, anthrax and anthrax-causing agents, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“Holdings” means American Media, Inc., a Delaware corporation.

“Incremental Amendment” means [intentionally omitted].

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed (it being understood that, unless such Person shall have assumed such Indebtedness, the amount of such Indebtedness shall be the lesser of (x) the fair market value of the property securing such Indebtedness and (y) the outstanding principal of such Indebtedness), (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. The Deferred Fees shall not constitute Indebtedness. For the avoidance of doubt, the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall be permitted under this Agreement if such original Indebtedness and the interest rate for such Indebtedness were otherwise permitted under this Agreement.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Information Memorandum” means the Confidential Information Memorandum dated January 2006 relating to the Borrower and the Transactions.

“Interest Election Request” means a request by the Borrower to convert or continue a Revolving Borrowing or Term Borrowing in accordance with Section 2.07.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

“Interest Period” means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter (or nine or twelve months thereafter if, at the time of the relevant Borrowing, all Lenders participating therein agree to make interest periods of such duration available), as the Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing. The term “Interest Period” shall have a corresponding meaning for purposes of determining interest on Deferred Fees.

“Issuing Bank” means JPMorgan Chase Bank, N.A., in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Joint Venture” means a joint venture, partnership, or other similar arrangement, whether in corporate, partnership, or other legal form; provided in no event shall any Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement.

“Leverage Ratio” means, on any date, the ratio of (a) Total Debt as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters ended on such date, all determined on a consolidated basis in accordance with GAAP.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Reuters Screen LIBOR 01 Page (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period. Notwithstanding the foregoing, the LIBO Rate shall not at any time be less than 3.50% per annum.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities (other than arising from entry into an agreement for the sale, transfer or disposition of Equity Interests as permitted pursuant to Section 6.05(d)).

“Loan Documents” means this Agreement, the Guarantee and Collateral Agreement and the other Security Documents.

“Loan Parties” means Holdings, the Borrower and the Subsidiary Loan Parties.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Long-Term Indebtedness” means any Indebtedness that, in accordance with GAAP, constitutes (or, when incurred, constituted) a long-term liability.

“Management Agreement” means the agreement among Holdings, THL and Evercore substantially in the form provided to the Administrative Agent prior to the Effective Date.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or condition, financial or otherwise, of Holdings, the Borrower and the Restricted Subsidiaries taken as a whole, (b) the ability of the Loan Parties to perform any of their payment obligations under the Loan Documents, or (c) the rights of or benefits available to the Lenders under the Loan Documents.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of Holdings, the Borrower and its Restricted Subsidiaries in an aggregate principal amount exceeding $10,000,000; provided, however, that notwithstanding the previous clause, the Existing Subordinated Debt shall be Material Indebtedness. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of Holdings, the Borrower or any Restricted Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Holdings, the Borrower or such Restricted Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage” means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document granting a Lien on any Mortgaged Property to secure the Obligations. Each Mortgage shall be satisfactory in form and substance to the Administrative Agent.

“Mortgaged Property” means, initially, each parcel of real property and the improvements thereto owned by a Loan Party and identified on Schedule 1.01, and includes each other parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 5.12 or 5.13.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Proceeds” means, with respect to any event (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by Holdings, the Borrower and the Subsidiaries to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made by Holdings, the Borrower and the Subsidiaries as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by Holdings, the Borrower and the Subsidiaries, and the amount of any reserves established by Holdings, the Borrower and the Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of the Borrower).

“Net Working Capital” means, at any date, (a) the consolidated current assets of the Borrower and its consolidated Restricted Subsidiaries as of such date (excluding cash and Permitted Investments) minus (b) the consolidated current liabilities of the Borrower and its consolidated Restricted Subsidiaries as of such date (excluding current liabilities in respect of Indebtedness). Net Working Capital at any date may be a positive or negative number. Net Working Capital increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative.

“Obligations” has the meaning assigned to such term in the Guarantee and Collateral Agreement.

“Other Taxes” means any and all present or future recording, stamp, documentary, excise, transfer, sales, property or similar taxes, charges or levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Perfection Certificate” means a certificate in the form of Exhibit II to the Guarantee and Collateral Agreement or any other form approved by the Administrative Agent.

“Permitted Acquisition” means any acquisition by the Borrower or any Restricted Subsidiary of all or substantially all the assets of, or at least 90% of the outstanding Equity Interests in, a Person or division or line of business of a Person if, (a) immediately prior to, and after giving effect thereto, no Default has occurred and is continuing or would result therefrom, (b) immediately prior to, and after giving effect thereto, the principal business of such Person shall be reasonably related, ancillary or complementary, to a business in which the Borrower and its Restricted Subsidiaries were engaged on the Effective Date, (c) immediately after giving effect thereto, each Subsidiary formed for the purpose of or resulting from such acquisition shall be a Restricted Subsidiary and all of the Equity Interests of each such Subsidiary shall be owned directly by the Borrower or a Restricted Subsidiary of the Borrower and all actions required to be taken with respect to such acquired or newly formed Subsidiary and its assets under Sections 5.12 and 5.13 have been taken concurrently with such acquisition (notwithstanding any additional time periods permitted by Sections 5.12 and 5.13), other than with regard to the granting of any Mortgages required thereunder, which shall be granted within 45 days after such acquisition (or such longer period as may be agreed to by the Administrative Agent), (d) immediately after giving effect thereto, the Borrower and its Restricted Subsidiaries are in compliance, on a pro forma basis after giving effect to such acquisition, with each Financial Covenant recomputed as at the last day of the most recently ended fiscal quarter of the Borrower for which financial statements are available, as if such acquisition had occurred on the first day of each relevant period for testing such compliance, but without adding to Consolidated EBITDA any contributions thereto generated by the Person or assets being acquired, (e) all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable law and with the consents of all necessary Governmental Authorities, (f) the Borrower shall have delivered to the Administrative Agent at least thirty (30) days prior to such proposed acquisition an officer’s certificate showing calculations demonstrating satisfaction of the requirement set forth in clause (d) above, together with all relevant financial information with respect to such acquired assets, including the aggregate consideration for such acquisition, (g) the Person being acquired shall have generated positive cash flow (based on the portion of the Person and its assets being acquired) for the four quarter period most recently ended prior to the date of such acquisition, as evidenced by a report provided by an investment bank or accounting firm of national standing reasonably acceptable to the Administrative Agent, which report shall be delivered at least thirty (30) days prior to the date of such acquisition, (h) the acquisition shall have been approved by the board of directors or other governing body or controlling Person of the Person being acquired, (i) the cash portion of the consideration paid by the Loan Parties for such acquisition shall be funded entirely from the Net Proceeds of either (1) any issuance by Holdings of Equity Interests that are of the type which are not required to be used to repay the Loans pursuant to Section 2.11 and which are issued to Persons of the types described in clauses (d)(x)(iii) or (iv) of the definition of “Prepayment Event”, (2) the incurrence by Holdings, the Borrower, or any Restricted

Subsidiary of any Indebtedness that is of the type which is not required to be used to repay the Loans pursuant to Section 2.11 and which is issued to Persons of the types described in clauses (d)(x)(iii) or (iv) of the definition of “Prepayment Event”, or (3) a combination of the foregoing, and (j) as of the date of the acquisition, the chief executive or chief financial officer of the Borrower shall have provided a certificate to the Administrative Agent and the Lenders certifying as to the matters set forth in the foregoing clauses and further certifying that the acquisition shall not have a Material Adverse Effect.

“Permitted Additional Debt” means Permitted Debt that (a) is issued by the Borrower and is not Guaranteed by any Person that is not a Subsidiary Loan Party and (b) has terms and conditions (other than interest rates, which shall be market rates for debt securities with comparable terms) that are customary for high-yield debt securities of the same type as such Permitted Debt at such time.

“Permitted Additional Subordinated Debt” means Permitted Additional Debt that (together with any Guarantees thereof) (x) does not require or permit any scheduled payment of cash interest, nor any payment of cash for any reason, prior to the date that is six months after the Term Maturity Date, and (y) is otherwise subordinated to the Obligations on terms no less favorable to the Lenders than the subordination provisions of the Existing Subordinated Debt.

“Permitted Debt” means Indebtedness for borrowed money in respect of debt securities issued in a capital markets transaction that (a) is unsecured, (b) matures no earlier than, and does not require any scheduled principal payments prior to, the later of (x) April 30, 2013 and (y) the Term Maturity Date, and (c) does not include any mandatory redemption, sinking fund or similar provisions (including any rights on the part of any holder to require the redemption or repurchase of any such Indebtedness or to convert any such Indebtedness), in each case that could require any payment of or on account of principal in respect thereof prior to the later of (x) April 30, 2013 and (y) the Term Maturity Date, other than pursuant to change of control or asset sale provisions customary for high-yield debt securities of the same type as such Indebtedness.

“Permitted Debt Documents” means any indenture under which any Subordinated Debt or Permitted Senior Unsecured Debt was or is issued and all other instruments, agreements and other documents evidencing or governing any Subordinated Debt or Permitted Senior Unsecured Debt or providing for any Guarantee or other right in respect thereof.

“Permitted Encumbrances” means:

(a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.05;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.05;

(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII; and

(f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Holder” means any one or more of Angelo, Gordon & Co., L.P., Avenue Capital Management II, L.P, Capital Guardian Trust Company, Capital International, Inc., Capital Research and Management Company, Credit Suisse Securities (USA) LLC, Regiment Capital Management, LLC, and their respective affiliates and investment funds controlled by them.

“Permitted Holdings Debt” means Permitted Debt that (a) is issued by Holdings and is not Guaranteed by any other Person, (b) the Net Proceeds of which are contributed as common equity to the Borrower, (c) is subordinated to the Obligations on terms and conditions satisfactory to the Administrative Agent and the Required Lenders in their sole discretion, (d) does not require or permit any scheduled payment of cash interest (other than pursuant to additions to principal thereof), nor any payment of cash for any reason, prior to the date that is six months after the Term Maturity Date, (e) has other terms and conditions that are customary for high-yield debt securities issued by holding companies at such time, and (f) is issued to (i) in the case where the right to provide a pro rata portion of such financing was offered to all eligible holders of a tranche, series, or class of outstanding Indebtedness or Equity Interests of Holdings or the Borrower, all such applicable holders that accepted such offer or (ii) a Permitted Holder.

“Permitted Holdings PIK Debt” means Permitted Holdings Debt that does not require or permit any scheduled payment of cash interest (other than pursuant to additions to principal thereof), nor any payment of cash for any reason, prior to the date that is six months after the Term Maturity Date.

“Permitted Investments” means:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

(e) money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.

“Permitted Refinancing Indebtedness” means Permitted Debt incurred to refinance any Indebtedness as permitted in Section 6.01; provided that (a) such Permitted Debt is issued by the Borrower and is not Guaranteed by any Person that is not a Subsidiary Loan Party, (b) the aggregate principal amount of such Permitted Debt does not exceed the sum of the aggregate principal amount of Indebtedness being refinanced thereby, accrued interest thereon at the time and the amount of reasonable expenses, fees and premiums incurred in connection with such refinancing (in each case, other than any original issue discount) and (c) either (x)(i) such Permitted Debt (including any Guarantees in respect thereof) is subordinated to (or in the case of PIK Senior Notes, has payment ranking terms in relation to) the Obligations on terms no less favorable to the Lenders than the subordination provisions of the Existing Subordinated Debt (or the ranking provisions of the PIK Senior Notes in effect at such time), (ii) such Permitted Debt has (A) in the case of Subordinated Debt, other terms and conditions that are customary for subordinated high-yield debt securities at such time (other than any Indebtedness issued on the Restatement Effective Date in connection with the Debt Restructuring, which shall have the terms and conditions set forth on Schedule 1.03), or (B) in the case of PIK Senior Notes, other terms and conditions that are customary for senior high-yield debt securities that have interest which is entirely paid-in-kind at such time (other than any Indebtedness issued on the Restatement Effective Date in connection with the Debt Restructuring, which shall have the terms and conditions set forth on Schedule 1.03), and (iii) if, after giving effect to such refinancing, (A) the aggregate outstanding principal amount of the Term Loans is equal to or greater than $225,000,000, the interest paid on such Permitted Debt shall not be greater than the sum of (x) cash interest at the rate of 10% per annum plus 2% per annum subject to the PIK Toggle Feature, and (y) interest paid by being added to principal of 2% per annum (or 4% per annum if the interest subject to the PIK Toggle Feature is not paid in cash), (B) the aggregate outstanding principal amount of the Term Loans is equal to or greater than $112,500,000 and less than $225,000,000, the cash portion of the interest rate on such Permitted Debt shall not be greater 12.5% per annum plus 2% per annum subject to the PIK Toggle Feature, and (C) the aggregate outstanding principal amount of the Term Loans is less than $112,500,000, the cash portion of the interest rate on such Permitted Debt shall not be greater than 15% per annum plus 2% per annum subject to the PIK Toggle Feature (provided, however, that PIK Senior Notes may not be refinanced by any amount of Permitted Debt that has interest (or any amounts other than principal due on the stated maturity thereof) permitted to be paid in cash under Section 6.08(b) of this Agreement); or (y)(i) such Permitted Debt qualifies as Permitted Senior Unsecured Debt and is permitted by Section 6.01(d) and (ii) if, after giving effect to such refinancing, (A) the aggregate outstanding principal amount of the Term Loans is equal to or greater than $225,000,000, the cash portion of the interest rate on such Permitted Debt shall not be greater than 15% per annum, (B) the aggregate outstanding principal amount of the Term Loans is equal to or greater than $112,500,000 and less than $225,000,000, the cash portion of the interest rate on such Permitted Debt shall not be greater than 17.5% per annum and (C) the aggregate outstanding principal amount of the Term Loans is less than $112,500,000, no limit shall apply to the cash portion of the interest rate on such Permitted Debt.

“Permitted Senior Unsecured Debt” means Permitted Additional Debt that is not Permitted Additional Subordinated Debt.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“PIK Senior Notes” means Permitted Senior Unsecured Debt that is issued by the Borrower as contemplated by clause (h)(ii) of the definition of the term Excess Cash Flow or is Permitted Refinancing Indebtedness of such issuance; provided that (a) such Indebtedness shall not fail to constitute Permitted Senior Unsecured Debt solely by reason of not being issued in a capital markets transaction, (b) no cash payments shall be made on account of such Indebtedness prior to the later of (i) the Term Maturity Date, and (ii) April 30, 2013, and (c) the terms and conditions of such Indebtedness shall be no less favorable to the Lenders and the Borrower than the terms and conditions of the Existing Subordinated Debt.

“PIK Toggle Feature” means the provision in the Existing Subordinated Debt (or any Permitted Refinancing Indebtedness thereof) which permits the payment of interest in cash upon the achievement of a certain minimum Excess Cash Flow to the extent expressly permitted by Section 6.08(b)(viii).

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Prepayment Event” means:

(a) any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of the Borrower or any Subsidiary, other than (i) dispositions described in clauses (a), (b) and (c) of Section 6.05, (ii) dispositions of any property or assets of any Unrestricted Subsidiary to the extent of any proceeds received from such disposition which exceed the then outstanding aggregate amount of investments in, advances or loans to or Guarantees of Indebtedness of such Unrestricted Subsidiary made pursuant to and permitted by Section 6.04(i) that have otherwise not been repaid or recaptured pursuant to a prepayment under this subclause (a)(ii), and (iii) any other dispositions as to which the Net Proceeds do not exceed (1) for the fiscal year ending March 31, 2009, $750,000 multiplied by the quotient of the number of days remaining in such fiscal year after the Restatement Effective Date divided by 365, and (2) $750,000 in the aggregate for any fiscal year thereafter; or

(b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Borrower or any Restricted Subsidiary; or

(c) the incurrence by Holdings, the Borrower or any Restricted Subsidiary of any Indebtedness, other than Indebtedness permitted by Section 6.01 (except for Permitted Refinancing Indebtedness incurred after the Restatement Effective Date in reliance on clause (i) of Section 6.01(a) or Permitted Senior Unsecured Debt (other than PIK Senior Notes) incurred in reliance on clause (viii) of Section 6.01(a), the incurrence of which shall constitute a Prepayment Event); or

(d) (x) the issuance by Holdings, the Borrower or any Subsidiary of any Equity Interests (other than any Equity Interests issued to (i) any Loan Party, (ii) any members of management or directors, officers or employees of any Loan Party, (iii) in the case where the right to subscribe for a pro rata portion of such Equity Interests is offered to all eligible holders of a tranche, series or class of outstanding Indebtedness or Equity Interests of Holdings, the Borrower or a Restricted Subsidiary, all such applicable holders that accepted such offer, or (iv) a Permitted Holder); or (y) notwithstanding the exceptions to clause (d)(x) above, the issuance by any Unrestricted Subsidiary of any Equity Interests to any Persons of the types described in clauses (d)(x)(iii) or (iv) shall (i) constitute a Prepayment Event in the amount of $2,500,000 if such issuance results in the aggregate proceeds from all issuances of the types described in this clause (d)(y) being $25,000,000 or more and (ii) constitute an additional Prepayment Event in the amount of $2,500,000 if such issuance results in the aggregate proceeds from all issuances of the types described in this clause (d)(y) being $40,000,000 or more.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Register” has the meaning set forth in Section 9.04.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, trustees, agents and advisors of such Person and such Person’s Affiliates.

“Required Lenders” means, at any time, Lenders having Revolving Exposures, Term Loans and unused Commitments representing more than 50% of the sum of the total Revolving Exposures, outstanding Term Loans and unused Commitments at such time.

“Restatement Completion Date” means the date on which the financial statements for the fiscal quarter ended December 31, 2005, and the Financial Restatement, together with the certificates and reports required to be delivered pursuant to the proviso in Section 5.01(b) and Section 5.01(c), have, in each case, been delivered, and any Reporting Violations (as defined in the First Amendment) are cured.

“Restatement Effective Date” shall mean the date, which shall be no later than January 31, 2009, that all of the following conditions have been satisfied (or waived in compliance with this Agreement), it being understood that the failure of the following conditions to be satisfied (or waived in compliance with this Agreement) on or prior to January 31, 2009 shall result in the first paragraph of Section 9.16 to no longer be effective or enforceable:

(a) The Administrative Agent (acting at the direction of the Required Lenders) and Bracewell and Giuliani, LLP (as counsel to certain Lenders) shall be satisfied that the Debt Restructuring is being consummated substantially contemporaneously with the transactions contemplated under this Agreement;

(b) The parties to the Guarantee and Collateral Agreement shall have executed and delivered to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent (and its counsel) and the Lenders (and Bracewell & Giuliani, LLP, as counsel to certain Lenders), (x) an amendment thereto, to include requirements for perfecting security interests in

Deposit Accounts and Investment Property (including Investment Property held by securities intermediaries) (as such terms are defined in the Guarantee and Collateral Agreement), pursuant to control arrangements (which, for the avoidance of doubt, shall include the ability to sweep the amounts in such accounts to accounts in the name of the Administrative Agent on the occurrence of an acceleration of the Obligations in accordance with the terms hereof, but not upon the occurrence of an Event of Default), on terms and subject to exceptions reasonably satisfactory to the Administrative Agent, and (y) a fully completed and updated Perfection Certificate;

(c) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Restatement Effective Date) of (x) Simpson Thacher & Bartlett LLP, counsel for the Loan Parties, and (y) any other counsel to the Loan Parties, covering such matters relating to the Loan Parties, the Loan Documents and the Debt Restructuring as the Administrative Agent or the Lenders shall reasonably request, which shall include, without limitation, an opinion as to the validity and perfection of the security interests granted to the Administrative Agent for the benefit of the Lenders under the Guarantee and Collateral Agreement (and any related documentation);

(d) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel (or Bracewell & Giuliani, LLP, as counsel to certain of the Lenders) may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Restatement Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Restatement Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel (and Bracewell & Giuliani, LLP, as counsel to certain of the Lenders);

(e) (i) The Administrative Agent shall have received all fees and other amounts due and payable in connection with this Agreement on or prior to the Restatement Effective Date, including an amount of the Amendment Fee equal to 1.50% of the aggregate amount of each Consenting Lender’s Revolving Commitment and outstanding Term Loans as of the Restatement Effective Date for the account of each Consenting Lender, to be paid on the Restatement Effective Date, and (ii) the Deferred Fees shall have been fully earned and shall be an Obligation pursuant to this Agreement;

(f) The Borrower represents and warrants to and agrees with each Lender and the Administrative Agent that, after giving effect to Restatement Transactions that are consummated on the Restatement Effective Date:

(i) as of the Restatement Effective Date, the representations and warranties set forth in Article III of this Agreement are true and correct in all material respects with the same effect as if made on the Restatement

Effective Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct as of such earlier date;

(ii) as of the Restatement Effective Date, no Default has occurred and is continuing; and

(iii) as of the Restatement Effective Date, the Debt Restructuring satisfies each of the 2002 Senior Notes Refinancing Condition and the 2003 Senior Notes Refinancing Condition (in each case, as defined in the Current Credit Agreement immediately prior to the Restatement Effective Date);

(g) The sum of the Borrower’s consolidated cash and Permitted Investments plus the unused availability under the Revolving Commitments shall be at least $20,000,000;

(h) All invoiced fees and expenses of Bracewell & Giuliani LLP as counsel to certain Lenders shall have been paid in full; and

(i) The Management Agreement shall have been terminated by the parties thereto without the payment of any amounts in respect thereof.

“Restatement Transactions” means (a) the execution, delivery and performance by Holdings and the Borrower of the amendment and restatement of the Current Credit Agreement and the amendment of the Guarantee and Collateral Agreement as provided herein and the payment of certain fees to the Lenders (as set forth in the definition of “Restatement Effective Date”) as provided therein, and (b) the consummation of the Debt Restructuring.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in Holdings, the Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any principal of any senior unsecured Indebtedness for borrowed money or Subordinated Debt or any Equity Interests in Holdings, the Borrower or any Restricted Subsidiary or any option, warrant or other right to acquire any such Equity Interests in Holdings, the Borrower or any Restricted Subsidiary.

“Restricted Subsidiary” means any Subsidiary that is not an Unrestricted Subsidiary.

“Revolving Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments.

“Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Revolving Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The initial aggregate amount of the Lenders’ Revolving Commitments is $60,000,000.

“Revolving Deferred Fee” means the portion of the Amendment Fee that is (a) fully earned and payable with respect to a Lender’s Revolving Commitment and (b) not required to be paid in cash on the Restatement Effective Date. The Revolving Deferred Fee shall be an Obligation, shall be fully earned on the Restatement Effective Date, and shall accrue interest as provided in Section 2.13 from the date of the Restatement Effective Date through the date it is paid in cash pursuant to Section 2.22.

“Revolving Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure and Swingline Exposure at such time.

“Revolving Lender” means a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.

“Revolving Loan” means a Loan made pursuant to clause (b) of Section 2.01.

“Revolving Maturity Date” means January 30, 2012, provided that the Revolving Maturity Date shall be deemed to mean (a) February 1, 2009, unless and until the 2002 Senior Notes Refinancing Condition has been satisfied or waived or (b) October 15, 2010, if the 2002 Senior Notes Refinancing Condition has been satisfied or waived, unless and until the 2003 Senior Notes Refinancing Condition has been satisfied or waived.

“S&P” means Standard & Poor’s Ratings Services.

“Second Amendment” means the Amendment and Waiver dated as of June 23, 2006.

“Secured Parties” has the meaning assigned to such term in the Guarantee and Collateral Agreement.

“Security Documents” means the Guarantee and Collateral Agreement, the Mortgages and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.12, 5.13 or the definition of “Permitted Acquisition” to secure any of the Obligations.

“Senior Secured Leverage Ratio” means, on any date, the ratio of (a) Total Senior Secured Debt as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters ended on such date (or, if such date is not the last day of a fiscal quarter, then for the period of four consecutive fiscal quarters most recently ended prior to that date), all determined on a consolidated basis in accordance with GAAP.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subordinated Debt” means the Existing Subordinated Debt, any Permitted Additional Subordinated Debt, or any Permitted Refinancing Indebtedness (other than Permitted Senior Unsecured Debt).

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Borrower.

“Subsidiary Loan Party” means any Restricted Subsidiary that is not a Foreign Subsidiary.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

“Swingline Lender” means JPMorgan Chase Bank, N.A., in its capacity as lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.04.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Term Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Term Loans hereunder on the Effective Date, expressed as an amount representing the maximum principal amount of the Term Loans to be made by such Lender hereunder, as such commitment may be reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Term Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Term Commitment, as applicable. The initial amount of the Lenders’ Term Commitments is $450,000,000.

“Term Lender” means a Lender with a Term Commitment or any outstanding Term Loan.

“Term Loan” means a Loan made pursuant to clause (a) of Section 2.01.

“Term Loan Deferred Fee” means the portion of the Amendment Fee that is (a) fully earned and payable with respect to a Lender’s Term Loans and (b) not required to be paid on the Restatement Effective Date. The Term Loan Deferred Fee shall be an Obligation, shall be fully earned on the Restatement Effective Date, and shall accrue interest as provided in Section 2.13 from the date of the Restatement Effective Date through the date it is paid in cash pursuant to Section 2.22.

“Term Maturity Date” means January 30, 2013, provided that the Term Maturity Date shall be deemed to mean (a) February 1, 2009, unless and until the 2002 Senior Notes Refinancing Condition has been satisfied or waived or (b) October 15, 2010, if the 2002 Senior Notes Refinancing Condition has been satisfied or waived, unless and until the 2003 Senior Notes Refinancing Condition has been satisfied or waived.

“THL” means Thomas H. Lee Partners, L.P., a Delaware limited partnership, and its affiliates or any investment fund controlled by Thomas H. Lee Partners, L.P.

“Total Assets” means, as of any date of determination, the total consolidated assets of the Borrower and the Restricted Subsidiaries as of the end of the most recent fiscal quarter for which financial statements have been delivered pursuant to clause (a) or (b) of Section 5.01, determined on a consolidated basis in accordance with GAAP.

“Total Debt” means, as of any date of determination, the excess of (a) the aggregate principal amount of Indebtedness (excluding Indebtedness consisting of contingent liabilities in respect of undrawn letters of credit) of the Borrower and the

Restricted Subsidiaries outstanding as of such date, determined on a consolidated basis in accordance with GAAP, over (b) the amount (not exceeding $20,000,000) of other cash and Permitted Investments of the Borrower and the Subsidiary Loan Parties that is not subject to any Lien (other than Liens securing Indebtedness included in clause (a) above) and that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP.

“Total Senior Secured Debt” means, as of any date of determination, (a) Total Debt as of such date minus (b) the portion of Total Debt as of such date that is unsecured.

“Transactions” means (a) the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder, (b) the repayment of loans under the Existing Credit Agreement and (c) the payment of fees and expenses in connection with the foregoing.

“2003 Senior Notes Refinancing Condition” means that the 2003 Senior Subordinated Notes have been prepaid, redeemed or acquired in accordance with this Agreement with the Net Proceeds of Permitted Refinancing Indebtedness or any issuance of Equity Interests by Holdings, such that not more than $10,000,000 of the 2003 Senior Subordinated Notes remains outstanding on October 15, 2011.

“2003 Senior Subordinated Notes” means (a) the 8.875% Senior Subordinated Notes due 2011 issued by the Borrower on January 16, 2003 in the aggregate principal amount of $150,000,000 and the Indebtedness represented thereby and (b) any Additional 2003 Senior Subordinated Notes and the Indebtedness represented thereby.

“2002 Senior Notes Refinancing Condition” means that the 2002 Senior Subordinated Notes have been prepaid, redeemed or acquired in accordance with this Agreement with the Net Proceeds of Permitted Refinancing Indebtedness or any issuance of Equity Interests by Holdings, such that not more than $25,000,000 of the 2002 Senior Subordinated Notes remains outstanding on February 1, 2009.

“2002 Senior Subordinated Notes” means (a) the 10.25% Senior Subordinated Notes due 2009 issued by the Borrower on February 11, 2002, in the aggregate principal amount of $400,000,000 and the Indebtedness represented thereby and (b) any Additional 2002 Senior Subordinated Notes and the Indebtedness represented thereby.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“Unrestricted Subsidiary” means (a) any Subsidiary of the Borrower that shall have been designated an Unrestricted Subsidiary by the Borrower in the manner provided below and (b) any Subsidiary of an Unrestricted Subsidiary. The Borrower may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary if (i) neither such Subsidiary nor any of its Subsidiaries owns any Equity Interests or Indebtedness of, or holds any Lien on any property of, Holdings, the Borrower or any other Restricted Subsidiary, or owns or holds any cash or Permitted Investments (other than cash or Permitted Investments obtained from the Net Proceeds of the issuance of Equity Interests by Holdings for the purpose) or any other asset that is Collateral, (ii) after giving effect to such designation, the Borrower shall be in compliance with clause (c) of Section 6.04 (it being understood that, for purposes of determining such compliance, all investments made by Loan Parties in, loans or advances made by Loan Parties to and Guarantees made by Loan Parties of Indebtedness of any Subsidiary so designated, shall be deemed to be investments, loans, advances and Guarantees in, to or on behalf of an Unrestricted Subsidiary), (iii) after giving effect to such designation, the Borrower and the Restricted Subsidiaries shall be in compliance on a pro forma basis with the covenants contained in Sections 6.12, 6.13, 6.14 and 6.15 recomputed as at the last day of the most recently completed fiscal quarter of the Borrower for which financial statements are available, as if such designation had occurred on the first day of each relevant period for testing such compliance and (iv) no Default shall have occurred and be continuing or would result therefrom. The Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if (i) no Default shall have occurred and be continuing or would result therefrom and (ii) after giving effect to such designation, the Borrower and the Restricted Subsidiaries are in compliance on a pro forma basis with the covenants contained in Sections 6.12, 6.13, 6.14 and 6.15 recomputed as at the last day of the most recently completed fiscal quarter of the Borrower for which financial statements are available, as if such designation had occurred on the first day of each relevant period for testing such compliance. The Borrower shall promptly notify the Administrative Agent in writing of any such designation (and the Administrative Agent shall notify the Lenders) and shall deliver to the Administrative Agent a certificate signed by a Financial Officer of the Borrower certifying that such designation complied with the foregoing provisions together with reasonably detailed calculations demonstrating satisfaction of the requirement set forth in clause (iii) of the second sentence of this definition or in clause (ii) of the third sentence of this definition, as applicable; provided that, notwithstanding anything in this Agreement to the contrary, (x) it is understood and agreed that as of the Restatement Effective Date, no Subsidiary is designated as an Unrestricted Subsidiary; and (y) no Unrestricted Subsidiary may, in any material manner, receive proceeds from, develop or otherwise use derivative products of, or otherwise in any way benefit, either directly or indirectly, in any material manner, from any intellectual property owned or licensed by a Restricted Subsidiary, and to the extent that any such Unrestricted Subsidiary does so benefit, it shall automatically and without any further action be designated as a Restricted Subsidiary. For the avoidance of doubt, the designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Borrowing”).

SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04. Accounting Terms; GAAP; Treatment of Unrestricted Subsidiaries. (a) Except as otherwise expressly provided herein or the context otherwise requires, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

(b) Except as otherwise expressly provided herein, all accounting and financial calculations and determinations hereunder shall be made without consolidating the accounts of Unrestricted Subsidiaries with those of the Borrower or any Restricted Subsidiary, notwithstanding that such treatment is inconsistent with GAAP.

ARTICLE II

The Credits

SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender agrees (a) to make Term Loans to the Borrower on the Effective Date in an aggregate principal amount equal to its Term Commitment, and (b) to make Revolving Loans to the Borrower from time to time during the Revolving Availability Period in an aggregate principal amount that will not result in such Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans. Amounts repaid or prepaid in respect of the Term Loans may not be reborrowed.

SECTION 2.02. Loans and Borrowings. (a) Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Subject to Section 2.14, each Revolving Borrowing and Term Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith; provided that all Borrowings made on the Effective Date must be made as ABR Borrowings. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan so long as n o increased costs are incurred as contemplated by Section 2.15; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Each Swingline Loan shall be in an amount that is not less than $100,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of ten Eurodollar Borrowings of any Class outstanding.

(d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Maturity Date or Term Maturity Date, as applicable.

SECTION 2.03. Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the Class and aggregate amount of such Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04. Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $10,000,000 or (ii) the sum of the total

Revolving Exposures exceeding the total Revolving Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

(b) To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), by remittance to the Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

(c) The Swingline Lender may by written notice given to the Administrative Agent not later than 12:00 noon, New York City time, on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof. Notwithstanding the foregoing, a Revolving Lender shall not have any obligation to acquire a participation in a Swingline Loan pursuant to this paragraph if an Event of Default shall have occurred and be continuing at the time such Swingline Loan was made and such Lender shall have notified the Swingline Lender in writing, at least one Business Day prior to the time such Swingline Loan was made, that such Event of Default has occurred and that such Lender will not acquire participations in Swingline Loans made while such Event of Default is continuing.

SECTION 2.05. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Revolving Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $15,000,000 and (ii) the total Revolving Exposures shall not exceed the total Revolving Commitments.

(c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Maturity Date.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the Business Day immediately following the date the Borrower has received notice of such LC Disbursement; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f) Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the

Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

(h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Article VII. Each such deposit shall be held by the

Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

SECTION 2.06. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the Issuing Bank.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.07. Interest Elections. (a) Each Revolving Borrowing and Term Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Subject to Section 2.13, thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

(b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall automatically be converted to an ABR Borrowing (and the Borrower shall pay any costs associated therewith).

SECTION 2.08. Termination and Reduction of Commitments. (a) Unless previously terminated, (i) the Term Commitments shall terminate at 5:00 p.m., New York City time, on the Effective Date and (ii) the Revolving Commitments shall terminate on the Revolving Maturity Date.

(b) The Borrower may at any time terminate, or from time to time reduce, the Revolving Commitments; provided that (i) each reduction of the Revolving Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11, the sum of the Revolving Exposures would exceed the total Revolving Commitments.

(c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Revolving Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Revolving Commitments shall be made ratably among the Lenders in accordance with their respective Revolving Commitments.

SECTION 2.09. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Lender on the Revolving Maturity Date, (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan of such Lender as provided in Section 2.10 and (iii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the Revolving Maturity Date; provided that on each date that a Revolving Borrowing is made, the Borrower shall repay all Swingline Loans that were outstanding on the date such Borrowing was requested.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e) Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.10. Amortization of Term Loans. (a) Subject to adjustment pursuant to paragraph (c) of this Section, the Borrower shall repay Term Borrowings (i) on March 31, June 30, September 30 and December 31 of each year prior to the Term Maturity Date, commencing on June 30, 2008, in an aggregate principal amount equal to $1,125,000, and (ii) on the Term Maturity Date, in an aggregate principal amount equal to all Term Loans outstanding on such date.

(b) To the extent not previously paid, all Term Loans shall be due and payable on the Term Maturity Date.

(c) Any prepayment of a Term Borrowing shall be applied to reduce the subsequent scheduled repayments of the Term Borrowings to be made pursuant to this Section in the chronological order of maturity thereof.

(d) Prior to any repayment of any Term Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be repaid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 11:00 a.m., New York City time, three Business Days before the scheduled date of such repayment. Each repayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing. Repayments of Term Borrowings shall be accompanied by accrued interest on the amount repaid.

SECTION 2.11. Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section.

(b) In the event and on such occasion that the sum of the Revolving Exposures exceeds the total Revolving Commitments, the Borrower shall prepay Revolving Borrowings or Swingline Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.05(j)) in an aggregate amount equal to such excess.

(c) In the event and on each occasion that any Net Proceeds are received by or on behalf of Holdings, the Borrower or any Subsidiary in respect of any Prepayment Event, the Borrower shall, within five Business Days after such Net Proceeds are received, prepay Term Borrowings in an aggregate amount equal to such Net Proceeds; provided that (i) in the case of any Net Proceeds received, in an aggregate amount since the Restatement Effective Date of less than $5,000,000, in respect of any event described in clause (b) of the definition of the term Prepayment Event, if the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer to the effect that the Borrower and the Restricted Subsidiaries intend to apply such Net Proceeds from such event (or a portion thereof specified in such certificate), within 180 days after receipt of such Net Proceeds, to repair or replace the assets that have suffered from such event described in clause (b) of the definition of Prepayment Event, and certifying that no Default has occurred and is continuing, then no prepayment shall be required pursuant to this paragraph in respect of such Net Proceeds in respect of such event (or the portion of such Net Proceeds specified in such certificate, if applicable) except to the extent of any such Net Proceeds therefrom that have not been so applied by the end of such 180 day period, at which time a prepayment shall be required in an amount equal to such Net Proceeds that have not been so applied; (ii) in the case of any event described in clause (a) of the definition of “Prepayment Event” (other than dispositions by an Unrestricted Subsidiary), if, after giving effect to such Prepayment Event, the Senior Secured Leverage Ratio (calculated giving pro-forma effect to such Prepayment Event) is less than 3.00 to 1.00, the Borrower may elect, by notice to the Administrative Agent, not to make all or a portion of the prepayment that otherwise would be required in respect of such Prepayment Event, provided that the Borrower may not elect to not make a prepayment under this clause (c)(ii) to the extent that the aggregate amount of all prepayments that are not made by reason of (1) such election, (2) prior elections pursuant to this clause (c)(ii) and (3) the operation of clause (a)(iii) of the definition of “Prepayment Event”, would exceed $25,000,000 on a cumulative basis; (iii)

in the case of any event described in clause (d) of the definition of “Prepayment Event”, in the event and on each occasion that any Net Proceeds are received by or on behalf of Holdings, the Borrower, or any Subsidiary in respect of such Prepayment Event after the Restatement Effective Date, the Borrower shall, within five Business Days after such Net Proceeds are received, prepay Term Borrowings in an aggregate amount equal to 75% of such Net Proceeds; and (iv) in the case of any event described in clause (a) of the definition of “Prepayment Event” with regard to an Unrestricted Subsidiary, no prepayment shall be required under this Section 2.11(c) if and to the extent that (A) such prepayment would be prohibited or restricted by, or would constitute a violation under any applicable law, rule or regulation, or (B) such prepayment or the obligation to make such prepayment would reasonably be expected to subject the Borrower or such Unrestricted Subsidiary to increased tax liability.

(d) Following the end of each fiscal year of the Borrower commencing with the fiscal year ending March 31, 2009, the Borrower shall prepay Term Borrowings in an aggregate amount equal to 75% of Excess Cash Flow for such fiscal year; provided that (i) if Excess Cash Flow for such fiscal year exceeds $27,500,000, then, for the purposes of calculating the amount of the prepayment of Term Borrowings required by this paragraph for such fiscal year, the amount of Excess Cash Flow for such fiscal year shall be deemed reduced by (x) the amount of Deferred Fees paid in cash at or prior to the time that the prepayment of Term Loans is made hereunder and (y) the amount of cash interest payments made to holders of Permitted Refinancing Indebtedness of Existing Subordinated Debt solely as a result of the PIK Toggle Feature at or prior to the time that the prepayment of Term Loans is made hereunder, (ii) the amount of any prepayment required pursuant to this Section 2.11(d) in respect of any fiscal year shall be reduced by the amount of any optional prepayment of Term Borrowings made pursuant to Section 2.11(a) during such fiscal year or thereafter but prior to any mandatory prepayment required to be made under this Section 2.11(d) in respect of such fiscal year (other than any such prepayment which reduced any required mandatory prepayment under this Section in respect of the prior fiscal year) and (iii) solely with respect to the prepayment payable hereunder in respect of the fiscal year ending March 31, 2009, such payment shall not be required in an amount exceeding the excess of (A) the sum of the Borrower’s consolidated cash and Permitted Investments plus the unused amount of the Revolving Commitments, as of the date that payment is due, minus (B) $20,000,000. Each prepayment pursuant to this paragraph shall be made on or before the date on which financial statements are delivered pursuant to Section 5.01 with respect to the fiscal year for which Excess Cash Flow is being calculated (and in any event within 90 days after the end of such fiscal year).

(e) Prior to any optional or mandatory prepayment of Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (f) of this Section.

(f) The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of any Borrowing (other than a Swingline Loan or an optional prepayment of an ABR Borrowing), not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of an optional prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, if a notice of optional prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

(g) All prepayments of Term Loans effected on or prior to the date that is 18 months following the Restatement Completion Date with the proceeds of a substantially concurrent issuance or incurrence of new secured credit facilities the primary purpose of which is to refinance Indebtedness hereunder at an interest rate spread more favorable to the Borrower, shall be accompanied by a prepayment fee equal to 1.00% of the aggregate amount of such prepayments. All prepayments of Term Loans effected on or prior to the date that is thirty-six months following the Restatement Effective Date (other than prepayments made pursuant to Section 2.11(d)) shall be accompanied by the Applicable Prepayment Premium.

SECTION 2.12. Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee, which shall accrue at the rate of (x) 0.50% per annum on the average daily unused amount of the Revolving Commitment of such Lender during the period from and including the Effective Date to but excluding the Restatement Effective Date, and (y) 1.00% per annum on the average daily unused amount of the Revolving Commitment of such Lender during the period from and including the Restatement Effective Date to but excluding the date on which such Revolving Commitment terminates. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the Effective Date. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees with respect to Revolving

Commitments, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose).

(b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate as interest on Eurodollar Revolving Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate per annum separately agreed between the Borrower and the Issuing Bank on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

(d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

SECTION 2.13. Interest. (a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the

Applicable Rate. The Deferred Fees shall bear interest, from and including the Restatement Effective Date to but excluding the date paid in full, at the Adjusted LIBO Rate for the Interest Period then in effect plus the Applicable Rate that would apply to a Eurodollar Loan. For the purposes of the foregoing, the interest rate on Deferred Fees shall be determined in the same manner as for a Eurodollar Loan with a three-month Interest Period commencing on the Restatement Effective Date, continued at the end of each Interest Period for successive Interest Periods of three months’ duration until paid in full.

(c) Notwithstanding the foregoing, upon the occurrence and continuance of any Event of Default, (x) any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2.00% plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section; and (y) all Loans comprising Eurodollar Borrowings shall automatically convert to ABR Borrowings (and the Borrower shall pay any costs associated therewith), and the Lenders shall no longer have an obligation to fund Eurodollar Borrowings until such Event of Default is cured or waived in accordance herewith.

(d) Accrued interest on each Loan and Deferred Fee shall be payable in arrears on each Interest Payment Date for such Loan or Deferred Fee and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period) or Deferred Fee, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion; provided further that on each Interest Payment Date in respect of Deferred Fees such accrued and unpaid interest will not be paid in cash but will be added to principal and shall be considered part of the Deferred Fees for all purposes thereafter, including accruing interest on the Deferred Fees.

(e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.14. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

(b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

SECTION 2.15. Increased Costs. (a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

(ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.

(c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.16. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan or Term Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(f) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.17. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 30 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate, provided that such Foreign Lender has received written notice from the Borrower advising it of the availability of such exemption or reduction and containing all applicable documentation.

(f) If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.17 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount refunded to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender (i) to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person or (ii) to determine whether it is entitled to apply for, or to apply for, a refund of any Taxes or Other Taxes.

SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of Setoffs. (a) The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 12:00 noon, New York City time), on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans, Term Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) Prior to an Event of Default, if any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d) or (e), 2.06(b), 2.18(d) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

SECTION 2.19. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender defaults in its obligation to fund Loans hereunder, or if any Lender fails to approve any proposed amendment, modification or waiver that has otherwise been approved by the Required Lenders, then the Borrower may, at its sole expense (including any processing and recordation fee) and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, the Issuing Bank and Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees (including any applicable prepayment fee) and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a material reduction in such compensation or payments and (iv) in the case of any such assignment resulting from a Lender’s failure to approve any proposed amendment, modification or waiver, such assignee shall consent to such amendment, modification or waiver. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

SECTION 2.20. [Intentionally omitted]

SECTION 2.21. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Revolving Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) if any Swingline Exposure or LC Exposure exists at the time a Revolving Lender is a Defaulting Lender, the Borrower shall (i) within five Business Days following notice by the Administrative Agent prepay such Swingline Exposure or, if agreed by the Swingline Lender, within one Business Day following notice by the Administrative Agent, cash collateralize the Swingline Exposure of the Defaulting Lender on terms satisfactory to the Swingline Lender and (ii) within one Business Day following notice by the Administrative Agent, cash collateralize such Defaulting Lender’s LC Exposure in accordance with the procedures set forth in Section 2.05(j) for so long as such LC Exposure is outstanding; and

(b) the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit unless it is satisfied that cash collateral will be provided by the Borrower in accordance with Section 2.21(a).

SECTION 2.22. Deferred Fees. The Deferred Fees shall be fully earned on the Restatement Effective Date, shall be an Obligation, and shall accrue interest as provided in Section 2.13 until the date set forth in the next sentence. The Borrower shall pay to the Administrative Agent for the account of the Persons entitled thereto (a) the Revolving Deferred Fees (including all accrued interest thereon) in cash on the Revolving Maturity Date (or any such earlier date as the Revolving Commitments terminate), and (b) the Term Loan Deferred Fee (including all accrued interest thereon) in cash on the Term Maturity Date (or any such earlier date as the Term Loans are repaid in full); provided that all Deferred Fees (including all accrued interest thereon) shall be due and payable in cash at the time that any prepayment of Term Loans is required pursuant to Section 2.11(d) in respect of any fiscal year in which Excess Cash Flow exceeds $27,500,000.

ARTICLE III

Representations and Warranties

Each of Holdings and the Borrower represents and warrants to the Lenders that:

SECTION 3.01. Organization; Powers. Each of Holdings, the Borrower and its Subsidiaries is duly organized and validly existing and, except, in each case, where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

SECTION 3.02. Authorization; Enforceability. The Transactions and Restatement Transactions entered into and to be entered into by each Loan Party are within such Loan Party’s corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by each of Holdings and the Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of Holdings, the Borrower or such Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions and Restatement Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Loan Documents, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of Holdings, the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any material indenture, agreement or other instrument (other than the Existing Credit Agreement) binding upon Holdings, the Borrower or any of its Restricted Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by Holdings, the Borrower or any of its Restricted Subsidiaries (other than under the Existing Credit Agreement), and (d) will not result in the creation or imposition of any Lien on any asset of Holdings, the Borrower or any of its Restricted Subsidiaries, except Liens created under the Loan Documents.

SECTION 3.04. Financial Condition; No Material Adverse Change. (a) The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders’ equity and cash flows (i) as of and for the fiscal year ended March 31, 2008, reported on by Deloitte & Touche LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended September 30, 2008, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above, and, in each case, subject to any changes that may result from the Financial Restatement (provided that any such changes comply with the Financial Restatement Conditions).

(b) Except as disclosed in the financial statements referred to above or the notes thereto or in the Information Memorandum and except for the Disclosed Matters, none of Holdings, the Borrower or its Subsidiaries has, as of the Restatement Effective Date, any material contingent liabilities, unusual long-term commitments or unrealized losses.

(c) Since March 31, 2008, there has been no material adverse change in the business, assets, operations or condition, financial or otherwise, of Holdings, the Borrower and its Subsidiaries, taken as a whole.

SECTION 3.05. Properties. (a) Each of Holdings, the Borrower and its Restricted Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to their business (including its Mortgaged Properties), taken as a whole, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

(b) Each of Holdings, the Borrower and its Restricted Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to their business, taken as a whole, and the use thereof by Holdings, the Borrower and its Restricted Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Schedule 3.05(b) sets forth a complete list of all trademarks, tradenames, copyrights, patents and other intellectual property owned by the Borrower and its Restricted Subsidiaries as of the Effective Date that has been duly registered in, filed in or issued by the United States Patent and Trademark Office or the United States Copyright Office or any other appropriate office.

(c) Schedule 3.05(c) sets forth the address of each real property that is owned or leased by the Borrower or any of its Subsidiaries as of the Effective Date.

(d) As of the Restatement Effective Date, neither Holdings, the Borrower nor any of its Subsidiaries has received notice of, or has knowledge of, any pending or contemplated condemnation proceeding affecting any Mortgaged Property or any sale or disposition thereof in lieu of condemnation. Except as set forth on Schedule 3.05(d), none of the Mortgaged Properties or any interest therein is subject to any right of first refusal, option or other contractual right to purchase any such Mortgaged Property or interest therein.

SECTION 3.06. Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of Holdings or the Borrower, threatened against or affecting Holdings, the Borrower or any of its Subsidiaries (i) that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any of the Loan Documents or the Transactions or Restatement Transactions.

(b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither Holdings, the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim asserting that Holdings, the Borrower or any of its Subsidiaries is obligated to redress any Environmental Liability or (iv) knows of any basis for any Environmental Liability that Holdings, the Borrower or any of its Subsidiaries is reasonably likely to become obligated to redress.

(c) Since the Effective Date, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

SECTION 3.07. Compliance with Laws and Agreements. Each of Holdings, the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. After giving effect to the Restatement Transactions, no Default has occurred and is continuing.

SECTION 3.08. Investment Company Status. Neither Holdings, the Borrower nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.09. Taxes. Each of Holdings, the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) any Taxes that are being contested in good faith by appropriate proceedings and for which Holdings, the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions to fund such Plan) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan by an amount which, if required to be paid, could reasonably be expected to have a Material Adverse Effect, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions to fund such Plan) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans by an amount which, if required to be paid, could reasonably be expected to have a Material Adverse Effect.

SECTION 3.11. Disclosure. The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which Holdings, the Borrower or any of its Subsidiaries is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement, any other Loan Document, or any of the documents or agreements in connection with the Restatement Transactions, or delivered hereunder or thereunder (as modified or supplemented by other information so furnished, taken as a whole) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, Holdings and the Borrower represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time; provided further that the Financial Restatement shall be deemed not to violate the foregoing so long as the Financial Restatement complies with the Financial Restatement Conditions.

SECTION 3.12. Subsidiaries. Holdings does not have any subsidiaries other than the Borrower and the Borrower’s Subsidiaries. Schedule 3.12 sets forth the name of, and the ownership interest of the Borrower in, each Subsidiary of the Borrower and identifies each Subsidiary that is a Subsidiary Loan Party, in each case as of the Restatement Effective Date. As of the Restatement Effective Date, all Subsidiaries are Restricted Subsidiaries.

SECTION 3.13. Insurance. Schedule 3.13 sets forth a description of all insurance maintained by or on behalf of the Borrower and its Subsidiaries as of the Restatement Effective Date. As of the Restatement Effective Date, all premiums in respect of such insurance have been paid in accordance with the applicable policy. Holdings and the Borrower believe that the insurance maintained by or on behalf of the Borrower and its Subsidiaries is adequate.

SECTION 3.14. Labor Matters. As of the Restatement Effective Date, there are no strikes, lockouts or slowdowns against Holdings, the Borrower or any Subsidiary pending or, to the knowledge of Holdings or the Borrower, threatened. The hours worked by and payments made to employees of Holdings, the Borrower and the Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters, except for such violations that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. All payments due from Holdings, the Borrower or any Restricted Subsidiary, or for which any claim may be made against Holdings, the Borrower or any Restricted Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of Holdings, the Borrower or such Restricted Subsidiary, except for such payments which, if not paid or accrued, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The consummation of the Restatement Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Holdings, the Borrower or any Subsidiary is bound, except for such rights of termination or renegotiation, which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.15. Solvency. Immediately (x) following the making of each Loan made on the Effective Date and after giving effect to the application of the proceeds of such Loans, and (y) following the Restatement Transactions and after giving effect thereto, (a) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Effective Date.

SECTION 3.16. Senior Indebtedness. The Obligations constitute “Senior Indebtedness” under and as defined in any indenture under which any Subordinated Debt was or is issued.

SECTION 3.17. Security Documents. (a) The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Guarantee and Collateral Agreement).

(b) When the portion of the Collateral constituting certificated securities (as defined in the Uniform Commercial Code) is delivered to the Administrative Agent, the Guarantee and Collateral Agreement shall constitute a fully perfected first priority

Lien on, and security interest in, all right, title and interest of the pledgor thereunder in such Collateral, in each case prior and superior in right to any other Person. When financing statements in appropriate form are filed in the offices specified on Schedule 6 to the Perfection Certificate, the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral (other than the Intellectual Property (as defined in the Guarantee and Collateral Agreement)), to the extent such security interests can be perfected by the filing of financing statements, in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by this Agreement or the Guarantee and Collateral Agreement. When control agreements are entered into with the financial institutions specified on Schedule 13 to the Perfection Certificate, the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in all deposit accounts, securities accounts, and Collateral contained in such accounts, and any other Collateral as set forth in such control agreement, to the extent such security interests can be perfected by the entering into of such control agreements, in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by this Agreement or the Guarantee and Collateral Agreement.

(c) When the Guarantee and Collateral Agreement, a supplement thereto or other appropriate notice is filed in the United States Patent and Trademark Office and the United States Copyright Office, the security interest created thereunder shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Intellectual Property (as defined in the Guarantee and Collateral Agreement) in which a security interest may be perfected by filing, recording or registering a security agreement, financing statement or analogous document in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, in each case prior and superior in right to any other Person, other than with respect to the rights of Persons pursuant to Liens expressly permitted by the Guarantee and Collateral Agreement (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a lien on registered trademarks, trademark applications and copyrights acquired by the Loan Parties after the Effective Date.

(d) Each Mortgage is effective to create, subject to the exceptions listed in each title insurance policy covering such Mortgage, in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the Loan Parties’ right, title and interest in and to the Mortgaged Property thereunder and the proceeds thereof, and when such Mortgage is filed in the offices specified on Schedule 3.17(d), such Mortgage shall constitute a Lien on, and security interest in, all right, title and interest of the Loan Parties in such Mortgaged Property and the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to the rights of Persons pursuant to Liens expressly permitted by such Mortgage.

ARTICLE IV

Conditions

SECTION 4.01. Effective Date. [Intentionally Omitted.]

SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:

(a) The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct (or, in the case of such representations and warranties that are not qualified as to materiality, true and correct in all material respects) on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except for representations and warranties that expressly relate to a specific earlier date, in which case such representations and warranties were true and correct (or in the case of such representations and warranties that are not qualified as to materiality, true and correct in all material respects) as of such earlier date.

(b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by Holdings and the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

ARTICLE V

Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, each of Holdings and the Borrower covenants and agrees with the Lenders that:

SECTION 5.01. Financial Statements and Other Information. Holdings and the Borrower will furnish to the Administrative Agent (which shall furnish a copy thereof to each Lender):

(a) within 90 days after the end of each fiscal year of the Borrower, the audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows of the Borrower and its Restricted

Subsidiaries as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b) within the earlier of (x) 50 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, or (y) five days after Holdings or the Borrower is required to file any quarterly report with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said commission, the consolidated balance sheet and related statements of operations, stockholder equity and cash flows of the Borrower and its Restricted Subsidiaries, in each case as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Restricted Subsidiaries, in each case on a consolidated basis in accordance with GAAP consistently applied, subject to normal year end audit adjustments and the absence of footnotes;

(c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.01, 6.04, 6.05, 6.08, 6.12, 6.13, 6.14 and 6.15, (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the Borrower’s audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate and (iv) if any Unrestricted Subsidiary exists (or existed at any time during the period covered by such financial statements), attaching consolidating balance sheets and income statements for such Unrestricted Subsidiary as of the same dates and covering the same periods, certified as true, correct and complete;

(d) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default under Sections 6.12, 6.13 and 6.14 (which certificate may be limited to the extent required by accounting rules or guidelines);

(e) prior to the commencement of each fiscal year of the Borrower, a detailed consolidated quarterly budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flow as of the end of and for such fiscal year and setting forth the assumptions used for purposes of preparing such budget) and, promptly when available, any significant revisions of such budget;

(f) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Holdings, the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by Holdings to its shareholders generally, as the case may be; provided that any such materials posted on the website of Holdings or the Securities and Exchange Commission shall be deemed furnished when so posted;

(g) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of Holdings, the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request;

(h) within (x) seven Business Days after the end of each month, (A) circulation by title of each of (1) National Enquirer, (2) Star and (3) Shape, (B) Revolving Exposures as of such date, and (C) cash on the consolidated balance sheet of the Borrower and its Restricted Subsidiaries; (y) fourteen days after the end of each month, a summary of all advertising pages of each title; and (z) thirty days after the end of each month, summary consolidated balance sheet and related statements of operations, stockholder equity and cash flows of the Borrower and its Restricted Subsidiaries, in each case as of the end of and for such month and the then elapsed portion of the fiscal year, all certified by one of its Financial Officers as being prepared in good faith based upon assumptions believed to be reasonable at the time, in each case on a consolidated and unaudited basis in accordance with GAAP consistently applied, subject to normal year end and quarter end audit adjustments and the absence of footnotes; and

(i) Within five Business Days after the end of each month until the month beginning after the six month anniversary of the Restatement Effective Date, the Borrower shall host a Lender update call, commencing with the month beginning February 1, 2009, which shall include the management of the Borrower (including the Chief Financial Officer), and shall be open to the Agent and the Lenders. Such calls will cover topics including, but not limited to, the financial condition, results of performance and prospects of Borrower and its Subsidiaries, as well as any and all questions of the Agent and the Lenders.

SECTION 5.02. Notices of Material Events. Holdings and the Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a) the occurrence of any Default;

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting Holdings, the Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of Holdings, the Borrower and its Subsidiaries in an aggregate amount exceeding $10,000,000; and

(d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03. Information Regarding Collateral. (a) The Borrower will furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party’s name, (ii) in the jurisdiction of incorporation or organization of any Loan Party, (iii) in the location of the chief executive office of any Loan Party, (iv) in any Loan Party’s identity or type of organization or corporate structure or (v) in any Loan Party’s Organizational Identification Number. The Borrower agrees to promptly provide the Administrative Agent with certified organizational documents reflecting any of the changes described in the first sentence of this paragraph. The Borrower agrees not to effect or permit any change referred to in the first sentence of this paragraph unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. The Borrower also agrees promptly to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

(b) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to clause (a) of Section 5.01, the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer and the chief legal officer of the Borrower setting forth the information required pursuant to Section 2 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Effective Date or the date of the most recent certificate delivered pursuant to this Section. Each certificate delivered pursuant to this Section 5.03(b) shall identify in the format of Schedule III of the Guarantee and Collateral Agreement all Intellectual Property (as defined in the Guarantee and Collateral Agreement) of any Loan Party in existence on the date thereof and not then listed on such Schedules as previously so identified to the Administrative Agent.

SECTION 5.04. Existence; Conduct of Business. Each of Holdings and the Borrower will, and will cause each of the Subsidiary Loan Parties to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect, its rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

SECTION 5.05. Payment of Obligations. Each of Holdings and the Borrower will, and will cause each of the Restricted Subsidiaries to, pay its Indebtedness and other obligations, including Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) Holdings, the Borrower or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation and (d) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.06. Maintenance of Properties. Each of Holdings and the Borrower will, and will cause each of the Restricted Subsidiaries to, keep and maintain all property material to the conduct of their business, taken as a whole, in good working order and condition, ordinary wear and tear excepted.

SECTION 5.07. Insurance. Each of Holdings and the Borrower will, and will cause each of its Restricted Subsidiaries to, maintain, with financially sound and reputable insurance companies (a) insurance in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations, including insurance against libel actions, and (b) all insurance required to be maintained pursuant to the Security Documents. The Borrower will furnish to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained.

SECTION 5.08. Casualty and Condemnation. The Borrower (a) will furnish to the Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any material portion of any Collateral or the commencement of any action or proceeding for the taking of any Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding and (b) will ensure that the Net Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of the Security Documents and this Agreement.

SECTION 5.09. Books and Records; Inspection and Audit Rights. Each of Holdings and the Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made in accordance with GAAP, consistently applied, of all dealings and transactions in relation to its business and activities. Each of Holdings and the Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender (coordinated through the Administrative Agent), upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

SECTION 5.10. Compliance with Laws. Each of Holdings and the Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.11. Use of Proceeds and Letters of Credit. The proceeds of the Term Loans will be used to repay all amounts owed under the Existing Credit Agreement, to pay fees and expenses incurred in connection with the Transactions and, to the extent of any excess proceeds, for general corporate purposes. The proceeds of the Revolving Loans and Swingline Loans will be used only for general corporate purposes, including to pay fees and expenses, including professional fees and expenses, in connection with the Restatement Transactions. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X. Letters of Credit will be issued only for general corporate purposes.

SECTION 5.12. Additional Subsidiaries. If any additional Subsidiary is formed or acquired after the Effective Date or if any Unrestricted Subsidiary is designated as a Restricted Subsidiary, the Borrower will notify the Administrative Agent and the Lenders thereof and (a) if such Subsidiary is a Subsidiary Loan Party, the Borrower will cause such Subsidiary to become a party to the Guarantee and Collateral Agreement within five Business Days after such Subsidiary is formed or acquired and promptly take such actions to create and perfect Liens on such Subsidiary’s assets to secure the Obligations as the Administrative Agent or the Required Lenders shall reasonably request and (b) if any Equity Interest in or Indebtedness of such Subsidiary is owned by or on behalf of any Loan Party, the Borrower will cause such Equity Interests and promissory notes evidencing such Indebtedness to be pledged pursuant to the Guarantee and Collateral Agreement within five Business Days after such Subsidiary is formed or acquired (except that, if such Subsidiary is a Foreign Subsidiary, shares of voting stock of such Subsidiary to be pledged pursuant to the Guarantee and Collateral Agreement shall be limited to 65% of the outstanding shares of voting stock of such Subsidiary).

SECTION 5.13. Further Assurances. (a) Each of Holdings and the Borrower will, and will cause each Subsidiary Loan Party to, execute any and all further documents, financing statements, agreements, account control agreements, and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties. Holdings and the Borrower also agree to provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to (x) the perfection and priority of the Liens created or intended to be created by the Security Documents, and (y) the compliance of any Unrestricted Subsidiaries with the definition thereof.

(b) If any material assets (including any owned real property or improvements thereto or any interest therein, but excluding any leasehold interests in real property) are acquired by the Borrower or any Subsidiary Loan Party after the Effective Date (other than assets constituting Collateral under the Guarantee and Collateral Agreement that become subject to the Lien of the Guarantee and Collateral Agreement upon acquisition thereof), the Borrower will promptly (and in no event later than three (3) Business Days after such acquisition) notify the Administrative Agent and the Lenders thereof, and, if requested by the Administrative Agent or the Required Lenders, the Borrower will promptly (and in no event later than (x) three (3) Business Days after the later of (i) such acquisition or (ii) such request in respect of an acquisition of assets other than owned real property, and (y) 45 days after the later of (x) such acquisition or (y) such request in respect of an acquisition of any owned real property, which period in the case of this clause (y), may be extended by the Administrative Agent in its discretion) cause such assets to be subjected to a Lien securing the Obligations and will take, and cause the Subsidiary Loan Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Loan Parties.

SECTION 5.14. Perfection of Certain Liens. Within thirty (30) Business Days after the Restatement Effective Date (subject to extension by the Administrative Agent in its discretion), the Loan Parties shall comply with the requirements of the Guarantee and Collateral Agreement relating to the perfection of security interests in Collateral consisting of Deposit Accounts and Investment Property (as such terms are defined in the Guarantee and Collateral Agreement).

ARTICLE VI

Negative Covenants

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, each of Holdings and the Borrower covenants and agrees with the Lenders that:

SECTION 6.01. Indebtedness; Certain Equity Securities. (a) The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

(i) Indebtedness created under the Loan Documents and any Permitted Refinancing Indebtedness incurred to refinance any Indebtedness permitted under this clause (i), provided that the aggregate Revolving Commitments shall be reduced by an amount equal to the principal amount of Revolving Loans so refinanced;

(ii) Indebtedness (other than the Existing Subordinated Debt) existing on the Effective Date and set forth in Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof;

(iii) subject to Section 6.04, Indebtedness of the Borrower to any Restricted Subsidiary and of any Restricted Subsidiary to the Borrower or any other Restricted Subsidiary;

(iv) Guarantees by the Borrower of Indebtedness of any Subsidiary and by any Restricted Subsidiary of Indebtedness of the Borrower or any other Subsidiary; provided that (A) Guarantees by the Borrower or any Restricted Subsidiary of Indebtedness of any Subsidiary that is not a Loan Party shall be subject to Section 6.04 and (B) a Restricted Subsidiary that is not a Loan Party shall not Guarantee any Indebtedness of any Loan Party;

(v) Indebtedness of the Borrower or any Restricted Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (A) such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and (B) the aggregate principal amount of Indebtedness permitted by this clause (v) at any time outstanding shall not exceed $10,000,000;

(vi) Indebtedness of any Person that becomes a Restricted Subsidiary after the Effective Date and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (a) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (b) if such Person becomes a Restricted Subsidiary on or after the Restatement Effective Date, such Indebtedness is unsecured (or is secured on a junior basis to the Obligations) and is subordinated to the Obligations on terms no less favorable to the Lenders than the Existing Subordinated Debt;

(vii) the Existing Subordinated Debt and any Permitted Refinancing Indebtedness incurred to refinance any Indebtedness permitted under this clause (vii); provided that such Permitted Refinancing Indebtedness shall not include any Permitted Senior Unsecured Debt other than the PIK Senior Notes;

(viii) subject to paragraph (d) of this Section, Permitted Senior Unsecured Debt;

(ix) Indebtedness in respect of earn-outs relating to Permitted Acquisitions that are based on the income of the assets acquired in such Permitted Acquisition after the consummation thereof;

(x) Indebtedness to the seller in respect of any Permitted Acquisition; provided such Indebtedness is subordinated to the Obligations on terms no less favorable to the Lenders than the Existing Subordinated Debt; and

(xi) Indebtedness secured by Liens permitted under Section 6.02(a)(iv); and

(xii) other unsecured Indebtedness in an aggregate principal amount not exceeding $5,000,000 at any time outstanding.

(b) Holdings will not create, incur, assume or permit to exist any Indebtedness except (i) Indebtedness created under the Loan Documents, (ii) Permitted Holdings PIK Debt, and (iii) subject to paragraph (d) of this Section, Permitted Holdings Debt.

(c) Neither Holdings nor the Borrower will, nor will they permit any Restricted Subsidiary to, (i) issue any preferred stock or other preferred Equity Interests (other than (A) preferred stock issued by Holdings that is not Disqualified Stock or (B) preferred stock that is issued by any Restricted Subsidiary to the Borrower or a Subsidiary Loan Party that is not Disqualified Stock) or (ii) designate any other Indebtedness as “Designated Senior Indebtedness” under and as defined in the Permitted Debt Documents with respect to the Existing Subordinated Debt (or any Permitted Refinancing Indebtedness thereof) or any analogous definition in the Permitted Debt Documents for any other Subordinated Debt.

(d) Notwithstanding the foregoing, (i) 100% of the Net Proceeds of any Permitted Senior Unsecured Debt (exclusive of PIK Senior Notes) shall be applied in accordance with Section 2.11(c)) and (ii) the aggregate principal amount of Permitted Holdings Debt that is not Permitted Holdings PIK Debt shall not exceed $50,000,000 outstanding at any time.

SECTION 6.02. Liens. (a) The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(i) Liens created under the Loan Documents;

(ii) Permitted Encumbrances;

(iii) any Lien on any property or asset of the Borrower or any Restricted Subsidiary existing on the Effective Date and set forth in Schedule 6.02; provided that (A) such Lien shall not apply to any other property or asset of the Borrower or any Restricted Subsidiary and (B) such Lien shall secure only those obligations which it secures on the Effective Date and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(iv) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary after the Effective Date or existing on any property or asset of any Person that becomes a Subsidiary after the Effective Date prior to the time such Person becomes a Subsidiary; provided that (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (B) such Lien shall not apply to any other property or assets of the Borrower or any Restricted Subsidiary and (C) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(v) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Restricted Subsidiary; provided that (A) such security interests secure Indebtedness permitted by clause (v) of Section 6.01(a), (B) such security interests and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (C) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (D) such security interests shall not apply to any other property or assets of the Borrower or any Restricted Subsidiary;

(vi) Liens arising by operation of law that secure obligations in an aggregate amount not to exceed $5,000,000 at any time outstanding, including Liens imposed pursuant to Environmental Laws securing obligations not reasonably expected to exceed such amount;

(vii) any sale or assignment of accounts receivable permitted by clause (c) of Section 6.05; and

(viii) other Liens on assets that do not constitute Collateral; provided, that the aggregate amount of all obligations secured by such Liens does not exceed $10,000,000 in the aggregate at any time outstanding.

(b) Holdings will not create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect thereof, except Liens created under the Security Documents and Permitted Encumbrances.

SECTION 6.03. Fundamental Changes. (a) Neither Holdings nor the Borrower will, nor will they permit any Restricted Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Person may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Person may merge into any Restricted Subsidiary in a transaction in which the surviving entity is a Restricted Subsidiary and (if any party to such merger is a Subsidiary Loan Party) is a Subsidiary Loan Party, (iii) any Restricted Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders and (iv) any Subsidiary that is part of an asset sale permitted under this Agreement may merge with another entity in order to effect a sale of such Subsidiary; provided that such merger is treated as a sale of assets and otherwise complies with, and is permitted by, this Agreement; provided that any such merger involving a Person that is not a wholly owned Restricted Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04.

(b) The Borrower will not, and will not permit any of its Restricted Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Restricted Subsidiaries on the Effective Date and businesses reasonably related thereto.

(c) Holdings will not engage in any business or activity other than the ownership of shares of capital stock of the Borrower and activities incidental thereto. Holdings will not own or acquire any assets (other than shares of capital stock of the Borrower, cash and Permitted Investments) or incur any liabilities (other than liabilities under the Loan Documents, Permitted Holdings Debt, liabilities imposed by law, including tax liabilities, and other liabilities incidental to its existence and permitted business and activities).

(d) Holdings shall not enter into any agreement relating to the voting of any Equity Interests in the Borrower held by it except (i) with respect to the election of directors of the Borrower; provided that Holdings retains the direct or indirect power to appoint at least 80% of the directors of the Borrower and (ii) to grant to any other holder of common stock of the Borrower the right to approve the taking of any action by the Borrower that would also require the approval in writing of the Lenders or the Required Lenders, as applicable, under the terms and conditions of this Agreement or the other Loan Documents.

(e) Holdings shall not sell or otherwise transfer any Equity Interests of the Borrower to any Person unless (i) all the Equity Interests of the Borrower sold or otherwise transferred to Persons other than Holdings consist of common stock, (ii) either (A) all the common stock of the Borrower consists of common stock of the same class and has the same rights (including voting rights) and privileges or (B) the common stock of the Borrower that is owned by Persons other than Holdings either does not entitle the holders thereof to voting rights or, in the aggregate, entitles the holders thereof to not more than 20% of the total voting power of all classes of voting common stock of the Borrower, and (iii) all such Equity Interests are pledged to the Administrative Agent for the benefit of the Secured Parties pursuant to an agreement that is substantially the same (in all respects relating to pledges by Holdings of capital stock of the Borrower) as the Guarantee and Collateral Agreement so that, after giving effect to all such sales or other transfers of Equity Interests of the Borrower, 100% of the capital stock of the Borrower remains pledged to secure the Obligations (as defined in the Guarantee and Collateral Agreement).

(f) The Borrower shall not issue any Equity Interests to any Person other than Holdings unless (i) all the Equity Interests of the Borrower issued to Persons other than Holdings consist of common stock, (ii) either (A) all the common stock of the Borrower consists of common stock of the same class and has the same rights (including voting rights) and privileges or (B) the common stock of the Borrower that is owned by Persons other than Holdings either does not entitle the holders thereof to voting rights or, in the aggregate, entitles the holders thereof to not more than 20% of the total voting power of all classes of voting common stock of the Borrower, and (iii) all such Equity Interests are pledged to the Administrative Agent for the benefit of the Secured Parties pursuant to an agreement that is substantially the same (in all respects relating to pledges by Holdings of capital stock of the Borrower) as the Guarantee and Collateral Agreement so that, after giving effect to all such issuances of Equity Interests of the Borrower, 100% of the capital stock of the Borrower remains pledged to secure the Obligations (as defined in the Guarantee and Collateral Agreement).

SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Restricted Subsidiary prior to such merger) any Equity Interests in or evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

(a) Permitted Investments;

(b) investments existing on the Effective Date and set forth on Schedule 6.04;

(c) investments by the Borrower and its Restricted Subsidiaries in Equity Interests in their respective Restricted Subsidiaries; provided that (i) any such Equity Interests in a Subsidiary held by a Loan Party shall be pledged pursuant to the Guarantee and Collateral Agreement (subject to the limitations applicable to the pledge of Equity Interests in Foreign Subsidiaries set forth in Section 5.12), and (ii) the aggregate amount of investments by Loan Parties in, and loans and advances by Loan Parties to, and Guarantees by Loan Parties of Indebtedness of, Restricted Subsidiaries that are Foreign Subsidiaries (including all such investments, loans, advances and Guarantees existing on the Effective Date) shall not exceed $5,000,000 at any time outstanding (it being understood that, for purposes of determining outstanding investments in Restricted Subsidiaries that are Foreign Subsidiaries, the sale or disposition by a Loan Party of an investment in a Restricted Subsidiary that is a Foreign Subsidiary shall be deemed to reduce investments in Restricted Subsidiaries that are Foreign Subsidiaries by an amount equal to the Net Proceeds of such sale or disposition);

(d) loans or advances made by the Borrower to any Subsidiary and made by any Restricted Subsidiary to the Borrower or any other Subsidiary; provided that the amount of such loans and advances made by Loan Parties to Unrestricted Subsidiaries, or to Restricted Subsidiaries that are Foreign Subsidiaries, shall be subject to the limitations set forth in clauses (c) and (i) of this Section 6.04;

(e) Guarantees constituting Indebtedness permitted by Section 6.01; provided that (i) a Restricted Subsidiary shall not Guarantee any Indebtedness of the Borrower or any Subsidiary Loan Party unless (A) such Restricted Subsidiary also has Guaranteed the Obligations pursuant to the Guarantee and Collateral Agreement, (B) in the case of any Guarantee of Subordinated Debt, such Guarantee is subordinated to such Guarantee of the Obligations on terms no less favorable to the Lenders than the subordination provisions of the applicable Subordinated Debt and (C) such Guarantee provides for the release and termination thereof, without action by any party, upon the sale or transfer of the Equity Interests of such Restricted Subsidiary as a result of a foreclosure of the Lien on such Equity Interests that secures the Obligations, where (1) after such sale or transfer, such Restricted Subsidiary is no longer a Subsidiary and (2) the Net Proceeds resulting from such sale or transfer are applied in accordance with the terms of the applicable Guaranteed Indebtedness that would apply to a sale of such Equity Interests by the Borrower, and (ii) the aggregate principal amount of Indebtedness of Unrestricted Subsidiaries, or of Restricted Subsidiaries that are Foreign Subsidiaries, that is Guaranteed by any Loan Party shall be subject to the limitations set forth in clauses (c), (d), and (i) of this Section 6.04;

(f) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(g) Permitted Acquisitions; provided that the sum of all consideration (other than Equity Interests of Holdings) paid or otherwise delivered in connection with Permitted Acquisitions (including the principal amount of any Indebtedness issued as deferred purchase price and the fair market value of any other non cash consideration) plus the aggregate principal amount of all Indebtedness otherwise incurred or assumed in connection with, or resulting from, Permitted Acquisitions (including Indebtedness of any acquired Persons outstanding at the time of the applicable Permitted Acquisition) shall not, in the aggregate, exceed $25,000,000 at any time outstanding;

(h) any investments in or loans to any other Person received as noncash consideration for sales, transfers, leases and other dispositions permitted by Section 6.05;

(i) any other investments in, advances or loans to or Guarantees of Indebtedness of, any Person in an aggregate amount not to exceed, when combined with any amounts permitted to be invested, loaned, guaranteed, or advanced under Section 6.04(c)(ii), $7,500,000 at any time outstanding; provided, however, that (x) no more than $5,000,000 may be used for the purposes permitted under Section 6.04(c)(ii); (y) to the extent any investments, advances, loans, or Guarantees of Indebtedness permitted under this Section 6.04(i) are used for Joint Ventures, the Equity Interests (or similar interests) held by Holdings, the Borrower, or any Restricted Subsidiary in such Joint Venture shall be pledged pursuant to the Guarantee and Collateral Agreement (subject to the limitations applicable to the pledge of Equity Interests in Foreign Subsidiaries set forth in Section 5.12); and (z) the aggregate amount of investments in, advances or loans to or Guarantees of Indebtedness of, Unrestricted Subsidiaries shall not exceed $5,000,000 at any time outstanding (it being understood that, for purposes of determining under this Agreement the amount of outstanding investments in Unrestricted Subsidiaries, the sale or disposition by a Loan Party of an investment in an Unrestricted Subsidiary shall be deemed to reduce investments in Unrestricted Subsidiaries by an amount equal to the Net Proceeds of such sale or disposition, so long as such Net Proceeds are used to repay the Loans if and to the extent required under Section 2.11(c)); and

(j) Guarantees by the Borrower of obligations (other than Indebtedness) of a Subsidiary Loan Party.

SECTION 6.05. Asset Sales. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will the Borrower permit any of its Restricted Subsidiaries to issue any additional Equity Interest in such Restricted Subsidiary, except:

(a) sales of inventory, used or surplus equipment and Permitted Investments in the ordinary course of business;

(b) (i) sales, transfers and dispositions to the Borrower or a Restricted Subsidiary and (ii) the making of an investment permitted by Section 6.04;

(c) sales of accounts receivable (i) that are delinquent or the amount of which is in dispute, in each case in connection with the compromise or collection thereof in the ordinary course of business, or (ii) of any account debtor in connection with the termination, wind-down or restructuring of the relationship with such account debtor in the ordinary course of business;

(d) sales, transfers and dispositions of any Equity Interests of, loans or advances to, or other investments in, any Unrestricted Subsidiary; and

(e) sales, transfers and other dispositions of assets (other than the sale of less than all of the Equity Interests in a Subsidiary owned by the Borrower and its Subsidiaries) that are not permitted by any other clause of this Section; provided that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this clause (e) shall not exceed $100,000,000 in the aggregate from the Effective Date;

provided that all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by clause (b) above) shall be made for fair value and for at least 80% cash consideration and provided further, that the aggregate non-cash consideration received for all sales, transfers, leases and other dispositions permitted hereby shall not exceed $20,000,000.

SECTION 6.06. Sale and Leaseback Transactions. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for any such sale of any fixed or capital assets that is made for cash consideration in an amount not less than the cost of such fixed or capital asset and is consummated within 180 days after the Borrower or such Subsidiary acquires or completes the construction of such fixed or capital asset.

SECTION 6.07. Hedging Agreements. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, enter into any Hedging Agreements, other than (a) Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Restricted Subsidiary is exposed in the conduct of its business or the management of its liabilities and (b) Hedging Agreements entered into in order to effectively exchange interest rates (from fixed to floating rates or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Restricted Subsidiary.

SECTION 6.08. Restricted Payments; Certain Payments of Indebtedness. (a) Neither Holdings nor the Borrower will, nor will they permit any Restricted Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except (i) Holdings may declare and pay dividends with respect to its capital stock payable solely in additional shares of its common stock, (ii) Subsidiaries may declare and pay dividends ratably with respect to their capital stock, (iii) Holdings may make Restricted Payments (and the Borrower may make Restricted Payments to Holdings to enable Holdings to make such Restricted Payments), not exceeding $2,000,000 during any fiscal year, pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries, (iv) the Borrower may pay dividends to Holdings at such times and in such amounts, not exceeding $2,000,000 during any fiscal year, as shall be necessary to permit Holdings to pay reasonable administrative expenses incurred in the ordinary course of its business, (v) Holdings may make Restricted Payments (and the Borrower may make Restricted Payments to Holdings to enable Holdings to make such Restricted Payments), not exceeding $2,000,000 in any fiscal year or $4,000,000 in the aggregate from the Restatement Effective Date, to repurchase Equity Interests in Holdings owned by employees or former employees of the Borrower or the Subsidiaries pursuant to the terms of agreements (including employment agreements) with such employees, (vi) [intentionally omitted], (vii) the Borrower may make Restricted Payments to Holdings, and any Restricted Subsidiary may make Restricted Payments to any Restricted Subsidiary, the Borrower or to Holdings, to pay any Tax with respect to income attributable to the party making such Restricted Payments as the result of such party being a member of a consolidated, affiliated or unitary group (for tax purposes) that includes Holdings as its parent, (viii) [intentionally deleted], (ix) the Borrower may pay, prepay, redeem or acquire (including the payment of any premiums required under Section 2.11(g)) any Indebtedness permitted under Section 6.01(a)(i) with the Net Proceeds of, or in exchange for Permitted Refinancing Indebtedness, (x) the Borrower may pay, prepay, redeem or acquire any Existing Subordinated Debt or Permitted Refinancing Indebtedness incurred pursuant to Section 6.01(a)(vii) with (A) the Net Proceeds of (or, in the case of Permitted Refinancing Indebtedness, in exchange for) Permitted Refinancing Indebtedness (provided that such Permitted Refinancing Indebtedness shall not be issued with original issue discount (other than in the case of any incurrence of Indebtedness which constitutes Indebtedness of the type described in (c) of the definition of “Prepayment Event”), or fees in lieu thereof), or (B) in the case of Existing Subordinated Debt only, cash on hand, but, in the case of this clause (x)(B), only if, after giving effect to any Restricted Payment permitted by this clause (x)(B), any 2002 Senior Subordinated Notes or 2003 Senior Subordinated Notes so paid, prepaid, redeemed or acquired constitute all 2002 Senior Subordinated Notes or 2003 Senior Subordinated Notes, as applicable, that remain outstanding at the time (provided, in the case of each payment, prepayment, redemption or acquisition permitted by this clause (x), that any Indebtedness so paid, prepaid, redeemed or acquired is cancelled and retired), and (xi) the Borrower may pay, prepay, redeem, or acquire Indebtedness to the extent permitted under Section 6.08(b)(iv); provided further that any Restricted Payment otherwise permitted by clause (iii) and clauses (v) through (xi) above shall not be permitted if at the time thereof and after giving effect thereto a Default shall have occurred and be continuing; provided further, that the provisions of clauses (iii) through (xi) above that permit certain dividends or other Restricted Payments to Holdings shall not be construed to permit the payment of dividends or other Restricted Payments to any other holder of Equity Interests of the Borrower.

(b) Neither Holdings nor the Borrower will, nor will they permit any Restricted Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest or premium on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except:

(i) payment of Indebtedness created under the Loan Documents;

(ii) payment of regularly scheduled interest and principal payments and any mandatory prepayments and mandatory offers to purchase (including any premiums required under the documents governing such Indebtedness), in each case as and when due (or thereafter) in respect of any Indebtedness (including, without limitation, any regularly scheduled interest payments which Holdings, the Borrower or such Restricted Subsidiary may elect to pay in cash or by the issuance of additional Indebtedness), other than (x) payments in respect of the Subordinated Debt prohibited by the subordination provisions thereof, or (y) any cash payments prior to the later of (1) the Term Maturity Date or (2) April 30, 2013 in respect of any PIK Senior Notes or any Permitted Holdings Debt (or any Permitted Refinancing Indebtedness of either of the foregoing); provided, however, that notwithstanding anything herein to the contrary, the cash portion of interest that may be paid on any Permitted Refinancing Indebtedness shall not exceed the thresholds set forth in the definition of the term “Permitted Refinancing Indebtedness”;

(iii) refinancings of Indebtedness to the extent that the Indebtedness incurred to refinance such other Indebtedness is permitted under Section 6.01;

(iv) to the extent not required to be used to repay the Loans pursuant to Section 2.11, refinancings of Indebtedness with the Net Proceeds of any issuance of Equity Interests by Holdings to any Person other than the Borrower or any Restricted Subsidiary;

(v) payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(vi) repayment of all amounts outstanding under the Existing Credit Agreement;

(vii) payments made to pay, prepay, redeem or acquire Indebtedness pursuant to and in compliance with clause (ix) or (x) of paragraph (a) of this Section; provided that any Indebtedness so prepaid, redeemed or acquired is cancelled and retired;

(viii) payment of cash interest to holders of any Permitted Refinancing Indebtedness of Existing Subordinated Debt (including subsequent Permitted Refinancing Indebtedness thereof) pursuant to the PIK Toggle Feature thereof at the rate permitted by the definition of the term “Permitted Refinancing Indebtedness”, if Excess Cash Flow for the most recently completed fiscal year is greater than $27,500,000; and

(ix) payments made in satisfaction of obligations under Section 4.03(e)(ii) of the indenture governing the 2002 Senior Subordinated Notes or Section 4.03(e)(ii) of the 2003 Senior Subordinated Notes in the aggregate amount of no greater than $2,000,000.

SECTION 6.09. Transactions with Affiliates. Neither Holdings nor the Borrower will, nor will they permit any Restricted Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates (which, for purposes of this Section 6.09, shall include each Permitted Holder (individually, without giving effect to the stockholders’ agreement entered into by certain of the Permitted Holders in connection with the Debt Restructuring) (x) that has designated or Controls a majority of the members of the Board of Directors of Holdings, (y) whose representatives or Affiliates comprise a majority of the members of the Board of Directors of Holdings, or (z) that holds, directly or indirectly, at least 20% of the total voting power of the voting Equity Interests of Holdings), except (a) transactions that do not involve Holdings and are at prices and on terms and conditions not less favorable to the Borrower or such Restricted Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Borrower and the Subsidiary Loan Parties not involving any other Affiliate, and (c) any payment permitted by the exceptions to Section 6.08.

SECTION 6.10. Restrictive Agreements. Neither Holdings nor the Borrower will, nor will they permit any Restricted Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of Holdings, the Borrower or any Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Restricted Subsidiary or to Guarantee Indebtedness of the Borrower or any other Restricted Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document or Permitted Debt Document, (ii) the foregoing shall not apply to restrictions and conditions existing on the Effective Date identified on Schedule 6.10 (but shall apply to any amendment or modification expanding the scope of any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or asset pending such sale, provided such restrictions and conditions apply only to the Subsidiary or asset that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to Indebtedness permitted by this Agreement if and to the extent that such agreement relating to such Indebtedness shall permit any and all Liens, whether entered into, incurred or permitted to exist prior to, on or after the date of such agreement, securing any Obligations, whether such Obligations arise prior to, on or after the date of such agreement, and any Indebtedness incurred to refinance any such Obligations, (v) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to Indebtedness of a Foreign Subsidiary permitted by this Agreement if such restrictions or conditions apply only to the property or assets of such Foreign Subsidiary and (vi) clause (a) of the foregoing shall not apply to customary provisions in leases restricting the assignment thereof.

SECTION 6.11. Amendment of Material Documents. Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, amend, modify or waive any of its rights under (a) any Permitted Debt Document, (b) its certificate of incorporation, by-laws or other organizational documents, (c) [intentionally omitted] and (d) any indenture, agreement or other instrument evidencing or governing any Permitted Holdings Debt, in each case in any manner that is adverse in any material respect to the interests of the Lenders or the Loan Parties (determined as though any Indebtedness that is the subject of any such amendment, modification or waiver is not in default).

SECTION 6.12. Leverage Ratio. The Borrower will not permit the Leverage Ratio as of the last day of any fiscal quarter ending on any date during any period set forth below to exceed the ratio set forth below opposite such period:

Period	Ratio
April 1, 2008 to and including December 31, 2008	8.25 to 1.00

January 31, 2009 to and including September 30, 2009	7.75 to 1.00

October 1, 2009, and thereafter	7.50 to 1.00

SECTION 6.13. Senior Secured Leverage Ratio. The Borrower will not permit the Senior Secured Leverage Ratio as of the last day of any fiscal quarter ending on any date during any period set forth below to exceed the ratio set forth below opposite such period:

Period	Ratio
From and including the Restatement Effective Date to and including June 30, 2009	4.50 to 1.00

July 1, 2009 to and including September 30, 2009	4.375 to 1.00

October 1, 2009 to and including March 31, 2010	4.25 to 1.00

April 1, 2010 to and including September 30, 2010	4.125 to 1.00

October 1, 2010 to and including March 31, 2011	4.00 to 1.00

April 1, 2011 to and including December 31, 2011	3.75 to 1.00

January 1, 2012 to and including March 31, 2012	3.675 to 1.00

April 1, 2012 and thereafter:	3.50 to 1.00

SECTION 6.14. Consolidated Interest Expense Coverage Ratio. The Borrower will not permit the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Expense for any period of four consecutive fiscal quarters ending on any date during any period set forth below to be less than the ratio set forth below opposite such period:

Period	Ratio
From and including the Restatement Effective Date to and including December 31, 2009	1.20 to 1.00

January 1, 2010 to and including December 31, 2010	1.25 to 1.00

January 1, 2011 to and including December 31, 2011	1.30 to 1.00

January 1, 2012 and thereafter	1.40 to 1.00

SECTION 6.15. Capital Expenditures. The Borrower and its Restricted Subsidiaries shall not incur or make Capital Expenditures during any fiscal year in excess of $20,000,000 in the aggregate. For purposes of this Section 6.15, display rack costs shall be treated as Capital Expenditures when incurred, regardless of whether such costs are accounted for as Capital Expenditures.

ARTICLE VII

Events of Default

If any of the following events (“Events of Default”) shall occur:

(a) the Borrower shall fail to pay (x) any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement or any Deferred Fee, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise, or (y) any fee required to be paid pursuant to Section 2.11(g), when and as the same shall become due and payable, and such failure shall continue unremedied for a period of one day;

(b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

(c) any representation or warranty made or deemed made by or on behalf of Holdings, the Borrower or any Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any certificate furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect (or, in the case of any such representation or warranty that is not qualified as to materiality, incorrect in any material respect) when made or deemed made;

(d) Holdings or the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.04 (with respect to the existence of Holdings or the Borrower) or 5.11, or in Article VI;

(e) (x) Holdings or the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.01, 5.12, 5.13, or 5.14 and such failure shall continue unremedied for a period of 5 Business Days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender) or (y) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b), (d), or (e)(x) of this Article), and such failure shall continue unremedied for a period of 20 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

(f) Holdings, the Borrower or any Restricted Subsidiary shall fail to make any payment of principal or interest (regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any applicable period of grace, in the case of interest);

(g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to (x) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness or (y) any failure by any Loan Party to comply with any obligations it may have pursuant to Section 4.03(e)(ii) of the indenture governing the 2002 Senior Subordinated Notes or Section 4.03(e)(ii) of the indenture governing the 2003 Senior Subordinated Notes, but only to the extent that the failure to so comply with any such obligations (A) is (1) cured by the Loan Parties by issuing the amount of Indebtedness or cash payment required by Section 4.03(e)(ii) of such indentures or (2) waived by the holders of such Indebtedness, in either case within sixty (60) days of the Restatement Effective Date, (B) does not result in an acceleration of the Indebtedness under the Existing Subordinated Debt of more than $10,000,000, or (C) does not result in any settlement or judgment against any Loan Party in connection with such failure that results in the payment (which shall include the incurrence of Indebtedness or any other form of consideration) of more than $2,000,000 by the Loan Parties;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of Holdings, the Borrower or any Restricted Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any Restricted Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) Holdings, the Borrower or any Restricted Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any Restricted Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j) Holdings, the Borrower or any Restricted Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k) one or more judgments for the payment of money in an aggregate amount in excess of $20,000,000 shall be rendered against Holdings, the Borrower, any Restricted Subsidiary or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of Holdings, the Borrower or any Restricted Subsidiary to enforce any such judgment;

(l) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(m) (i) any Security Document or any Guarantee of the Loan Document Obligations (as defined in the Guarantee and Collateral Agreement) shall for any reason be asserted by any Loan Party not to be a legal, valid and binding obligation of any Loan Party party thereto or (ii) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Security Document, except (x) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (y) as a result of the Administrative Agent’s failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Guarantee and Collateral Agreement; or

(n) a Change in Control shall occur;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

ARTICLE VIII

The Agent

Each of the Lenders and the Issuing Bank hereby irrevocably appoints JPMorgan Chase Bank, N.A. as Administrative Agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Holdings, the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Holdings, the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct. The

Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by Holdings, the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

ARTICLE IX

Miscellaneous

SECTION 9.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a) if to Holdings or the Borrower, to it at American Media Operations, Inc., 1000 American Media Way, Boca Raton, Florida 22464-1000, Attention of Chief Financial Officer and General Counsel (Telecopy No. (561) 989-1396) and Lawrence Bornstein (Telecopy No. (561) 998-7470) with a copy to Akin Gump Strauss Hauer & Feld LLP, Attention of Ira S. Dizengoff, (Telecopy No. (212) 872-1096) One Bryant Park, New York, NY 10036;

(b) if to the Administrative Agent, to JPMorgan Chase Bank, N.A., Loan and Agency Services Group, 1111 Fannin Street, Houston, Texas 77002, Attention of Gloria Javier (Telecopy No. (713) 750-2878), with a copy to JPMorgan Chase Bank, N.A., 270 Park Avenue, New York, New York 10017, Attention of Peter Thauer (Telecopy No. (212) 270-5127);

(c) if to the Issuing Bank, to it at JPMorgan Chase Bank, N.A., Loan and Agency Services Group, 1111 Fannin Street, Houston, Texas 77002, Attention of Gloria Javier (Telecopy No. (713) 750-2878);

(d) if to the Swingline Lender, to it at JPMorgan Chase Bank, N.A., Loan and Agency Services Group, 1111 Fannin Street, Houston, Texas 77002, Attention of Gloria Javier (Telecopy No. (713) 750-2878); and

(e) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. Notices and other communications to the Lenders and the Issuing Bank hereunder may also be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or the Issuing Bank pursuant to Article II if such Lender or the Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

SECTION 9.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

(b) Except as permitted pursuant to an Incremental Amendment, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Holdings, the Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce or forgive the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder (including the prepayment fee provided for in Section

2.11(g)), without the written consent of each Lender affected thereby, (iii) except as set forth in clause (iv) below, postpone the maturity of any Loan, or any scheduled date of payment of the principal amount of any Term Loan under Section 2.10, or the required date of reimbursement of any LC Disbursement, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) waive, amend or modify the 2002 Senior Notes Refinancing Condition or the 2003 Senior Notes Refinancing Condition without the written consent of (A) in the case of any such waiver, amendment or modification affecting the Revolving Maturity Date, Lenders having Revolving Commitments representing more than 66  2/3% of the sum of the total Revolving Commitments at the time or (B) in the case of any such waiver, amendment or modification affecting the Term Maturity Date, Lenders having Term Loans representing more than 66  2/3% of the sum of the outstanding Term Loans at the time; (v) change Section 2.10(d) or 2.18(b) or (c) in a manner that would alter the ratable provisions or pro rata sharing of payments required thereby, without the written consent of each Lender, (vi) change any of the provisions of this Section (except pursuant to an Incremental Amendment) or the percentage set forth in the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be), (vii) release all or substantially all of the Guarantees made by Holdings and the Subsidiary Loan Parties under the Guarantee and Collateral Agreement (except as expressly provided in the Guarantee and Collateral Agreement), or limit their liability in respect of all or substantially all of such Guarantees, without the written consent of each Lender, (viii) release all or substantially all of the Collateral from the Liens of the Security Documents, without the written consent of each Lender, or (ix) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each adversely affected Class; provided further that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Bank or the Swingline Lender without the prior written consent of the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be, and (B) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Revolving Lenders (but not the Term Lenders) or the Term Lenders (but not the Revolving Lenders) may be effected by an agreement or agreements in writing entered into by Holdings, the Borrower and requisite percentage in interest of the affected Class of Lenders. Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by the Borrower, the Required Lenders and the Administrative Agent (and, if their rights or obligations are affected thereby, the Issuing Bank and the Swingline Lender) if (i) by the terms of such agreement the Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (ii) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement.

SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent (and, if requested by the Required Lenders, one counsel (and if appropriate, one local counsel) for such Lenders), the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) The Borrower shall indemnify the Administrative Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any Mortgaged Property or any other property currently or formerly owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or willful misconduct of such Indemnitee.

(c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Issuing Bank or the Swingline Lender in its capacity as such; provided further that any indemnification of the Issuing Bank or Swingline Lender shall be limited to Revolving Lenders only. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the total Revolving Exposures, outstanding Term Loans and unused Commitments at the time.

(d) To the extent permitted by applicable law, neither Holdings nor the Borrower shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e) All amounts due under this Section shall be payable promptly after written demand therefor.

SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A) the Borrower; provided that no consent of the Borrower shall be required for (1) an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default under clause (a), (b), (h) (as to the Borrower) or (i) (as to the Borrower) of Article VII has occurred and is continuing, any other assignee or (2) an assignment of any Term Loans so long as notice of such assignment is provided to the Borrower;

(B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for (1) an assignment of all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund or (2) an assignment of all or any portion of a Revolving Loan or a Revolving Commitment to an assignee that is a Revolving Lender immediately prior to giving effect to such assignment; and

(C) the Issuing Bank, provided that no consent of the Issuing Bank shall be required for an assignment of all or any portion of the Term Loans.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the effective date specified in the Assignment and Acceptance with respect to such assignment or, if no effective date is so specified, as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than (x) $5,000,000, in the case of Revolving Commitments and Revolving Loans and (y) $1,000,000, in the case of Term Loans, unless each of the Borrower and the Administrative Agent otherwise consent (such consent not to be unreasonably withheld or delayed); provided that no such consent of the Borrower shall be required if an Event of Default under clause (a), (b), (h) or (i) of Article VII has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500; and

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

For the purposes of this Section 9.04(b), the term “Approved Fund” has the following meaning:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and Holdings, the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) (i) Any Lender may, without the consent of the Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) Holdings, the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.17(e) as though it were a Lender.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent and the Issuing Bank constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy (or any other means of electronic transmission) shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) Each of Holdings and the Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against Holdings, the Borrower or its properties in the courts of any jurisdiction.

(c) Each of Holdings and the Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE

TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12. Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ and its Approved Funds’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), or to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor agrees to be bound by the provisions of this Section 9.12), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than Holdings or the Borrower. For the purposes of this Section, “Information” means all information received from Holdings or the Borrower relating to Holdings or the Borrower or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by Holdings or the Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.14. USA Patriot Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

SECTION 9.15. Determination of Fiscal Periods. Any references in this Agreement to any fiscal period ending March 31, June 30, September 30 or December 31 of any year shall be deemed to refer to the fiscal period ending on or about such date. Any references in this Agreement to any fiscal period commencing April 1, July 1, October 1 or January 1 of any year shall be deemed to refer to the first day of the fiscal period immediately following the fiscal period ending on or about March 31, June 30, September 30 or December 31 of any such year.

SECTION 9.16. Amendment and Restatement. On the date that the Administrative Agent (or its counsel) shall have received from each of Holdings, the Borrower and the Required Lenders either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy or other electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement, the following provisions of this Agreement shall become effective and enforceable (and all other provisions of this Agreement shall not be effective or enforceable): (x) the definition of the term “Restatement Effective Date” in Section 1.01 (and the parties will act in good faith to determine whether the conditions set forth in the definition of “Restatement Effective Date” have been satisfied); (y) Sections 9.09, 9.10 and 9.11 and (z) this Section 9.16 (and any defined terms used directly or indirectly in the definition of “Restatement Effective Date”, and referenced Sections 9.09, 9.10, 9.11 and this Section 9.16).

On the Restatement Effective Date, the Current Credit Agreement will be automatically amended and restated in its entirety to read in full as set forth herein, and all of the provisions of this Agreement which were previously not effective or enforceable shall become effective and enforceable. On and after the Restatement Effective Date, the rights and obligations of the parties hereto shall be governed by the Current Credit Agreement, as amended and restated by this Agreement, provided that the rights and obligations of the parties hereto with respect to the period prior to the Restatement Effective Date shall be governed by the provisions of the Current Credit Agreement. Once the Restatement Effective Date has occurred, all references to the Current Credit Agreement in any document, instrument, agreement or writing shall be deemed to refer to the Current Credit Agreement as amended and restated by this Agreement, and provided further, however, that the rights and obligations of the parties hereto with respect to Net Proceeds received by or on behalf of Holdings, the Borrower, or any Subsidiary in respect of any Prepayment Event described in clause (a) of the definition of “Prepayment Event” occurring prior to the Restatement Effective Date (as such clause was in effect prior to the Restatement Effective Date) shall also with respect to the period after the Restatement Effective Date be governed by the provisions of the Current Credit Agreement. Effective as of the Restatement Effective Date, the Lenders waive any Default under the Current Credit Agreement resulting from the EMP Merger, if any. On or prior to the Restatement Effective Date, each Consenting Lender shall deliver to the Administrative Agent an executed counterpart of the release (in the form attached as Exhibit C, the “Release”) for the Administrative Agent to hold in escrow; upon receipt of any Affirming Party’s (as defined in the Release) affirmation letter (the form of which is attached to Exhibit C) in form and substance satisfactory to the Required Lenders, the Administrative Agent shall release such signature pages to such Affirming Party granting them the Release.

Other than as specifically provided herein, this Agreement shall not operate as a waiver or amendment of any right, power or privilege of the Administrative Agent or any Lender under the Current Credit Agreement or any other Loan Document (as defined in the Current Credit Agreement) or of any other term or condition of the Current Credit Agreement or any other Loan Document, nor shall the entering into of this Agreement preclude the Administrative Agent and /or any Lender from refusing to enter into any further waivers or amendments with respect thereto. This Agreement is not intended by any of the parties hereto to be interpreted as a course of dealing which would in any way impair the rights or remedies of the Administrative Agent or any Lender except as expressly stated herein, and no Lender shall have any obligation to extend credit to the Borrower other than pursuant to the strict terms of this Agreement and the other Loan Documents, as amended, modified or supplemented to date (including by means of this Agreement).

SECTION 9.17. Reaffirmation of Loan Documents. The Borrower and each Loan Party reaffirms as of Restatement Effective Date its covenants and agreements contained in each Loan Document (as defined in the Current Credit Agreement) to which it is a party. The Borrower further confirms that each such document to which it is a party is and shall continue to be in full force and effect and the same are hereby ratified, approved and confirmed in all respects, except as such documents may be modified by this Agreement.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Credit Agreement to be duly executed by their respective authorized officers as of the date first above written.

AMERICAN MEDIA, INC.,

by	/s/ Dean D. Durbin
Name:	Dean D. Durbin
Title:	Chief Operating Officer and Chief Financial Officer

AMERICAN MEDIA OPERATIONS, INC.,

by	/s/ Dean D. Durbin
Name:	Dean D. Durbin
Title:	Chief Operating Officer and Chief Financial Officer

JPMORGAN CHASE BANK, N.A., in its capacity as Lender and as Administrative Agent,

by	/s/ Peter B. Thauer
Name:	Peter B. Thauer
Title:	Executive Director

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

JP Morgan Chase Bank, N.A.

by	/s/ Peter B. Thauer
Name:	Peter B. Thauer
Title:	Executive Director

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

WB Loan Funding 2, LLC

by	/s/ Heather M. Jousma
Name:	Heather M. Jousma
Title:	Authorized Signatory

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

SSS I CBNA Loan Funding LLC

by	/s/ Adam Jacobs
Name:	Adam Jacobs
Title:	Attorney-in-Fact

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

Investment CBNA Loan Funding LLC

by	/s/ Maria Baynes
Name:	Maria Baynes
Title:	Trust Officer

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

Sankaty Advisors, LLC as Collateral Manager for AVERY POINT CLO, LTD., as Term Lender

by	/s/ Alan K. Halfenger
Name:	Alan K. Halfenger
Title:	Chief Compliance Officer Assistant Secretary

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

Sankaty Advisors, LLC as Collateral Manager for Castle Hill I – INGOTS, Ltd., as Term Lender

by	/s/ Alan K. Halfenger
Name:	Alan K. Halfenger
Title:	Chief Compliance Officer Assistant Secretary

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

Sankaty Advisors, LLC as Collateral Manager for Castle Hill III CLO, Limited, as Term Lender

by	/s/ Alan K. Halfenger
Name:	Alan K. Halfenger
Title:	Chief Compliance Officer Assistant Secretary

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

Chatham Light II CLO, Limited by Sankaty Advisors LLC, as Collateral Manager

by	/s/ Alan K. Halfenger
Name:	Alan K. Halfenger
Title:	Chief Compliance Officer Assistant Secretary

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

Katonah III, Ltd. by Sankaty Advisors LLC as Sub-Advisors

by	/s/ Alan K. Halfenger
Name:	Alan K. Halfenger
Title:	Chief Compliance Officer Assistant Secretary

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

Katonah IV, Ltd. by: Sankaty Advisors, LLC as Sub-Advisors

by	/s/ Alan K. Halfenger
Name:	Alan K. Halfenger
Title:	Chief Compliance Officer Assistant Secretary

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

Sankaty Advisors, LLC as Collateral Manager for Prospect Funding I, LLC as Term Lender

by	/s/ Alan K. Halfenger
Name:	Alan K. Halfenger
Title:	Chief Compliance Officer Assistant Secretary

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

Sankaty Advisors, LLC as Collateral Manager for Race Point CLO, Limited, as Term Lender

by	/s/ Alan K. Halfenger
Name:	Alan K. Halfenger
Title:	Chief Compliance Officer Assistant Secretary

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

Sankaty Advisors, LLC as Collateral Manager for Race Point II CLO, Limited, as Term Lender

by	/s/ Alan K. Halfenger
Name:	Alan K. Halfenger
Title:	Chief Compliance Officer Assistant Secretary

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

Sankaty Advisors, LLC as Collateral Manager for Race Point III CLO, Limited, as Term Lender

by	/s/ Alan K. Halfenger
Name:	Alan K. Halfenger
Title:	Chief Compliance Officer Assistant Secretary

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

Sankaty High Yield Partners II, L.P.

by	/s/ Alan K. Halfenger
Name:	Alan K. Halfenger
Title:	Chief Compliance Officer Assistant Secretary

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

Sankaty High Yield Partners III, L.P.

by	/s/ Alan K. Halfenger
Name:	Alan K. Halfenger
Title:	Chief Compliance Officer Assistant Secretary

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

Chatham Light III CLO, Ltd.
By:	Sankaty Advisors, LLC as Collateral Manager

	by	/s/ Alan K. Halfenger
	Name:	Alan K. Halfenger
	Title:	Chief Compliance Officer Assistant Secretary

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

Senior Debt Portfolio
By:	Boston Management and Research as Investment Advisor

	by	/s/ Michael B. Botthof
	Name:	Michael B. Botthof
	Title:	Vice President

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

Big Sky III Senior Loan Trust
By	Eaton Vance Management as Investment Advisor

	by	/s/ Michael B. Botthof
	Name:	Michael B. Botthof
	Title:	Vice President

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

Eaton Vance CDO VIII, Ltd.
By:	Eaton Vance Management as Investment Advisor

	by	/s/ Michael B. Botthof
	Name:	Michael B. Botthof
	Title:	Vice President

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

Eaton Vance CDO IX Ltd.
By:	Eaton Vance Management as Investment Advisor

	by	/s/ Michael B. Botthof
	Name:	Michael B. Botthof
	Title:	Vice President

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

Eaton Vance Senior Floating-Rate Trust
By:	Eaton Vance Management as Investment Advisor

	by	/s/ Michael B. Botthof
	Name:	Michael B. Botthof
	Title:	Vice President

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

Eaton Vance Floating-Rate Income Trust
By:	Eaton Vance Management as Investment Advisor

	by	/s/ Michael B. Botthof
	Name:	Michael B. Botthof
	Title:	Vice President

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

Eaton Vance Senior Income Trust
By:	Eaton Vance Management as Investment Advisor

	by	/s/ Michael B. Botthof
	Name:	Michael B. Botthof
	Title:	Vice President

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

Eaton Vance Short Duration Diversified Income Fund
By:	Eaton Vance Management as Investment Advisor

	by	/s/ Michael B. Botthof
	Name:	Michael B. Botthof
	Title:	Vice President

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

Eaton Vance Institutional Senior Loan Fund
By:	Eaton Vance Management as Investment Advisor

	by	/s/ Michael B. Botthof
	Name:	Michael B. Botthof
	Title:	Vice President

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

Eaton Vance Limited Duration Income Fund
By:	Eaton Vance Management as Investment Advisor

	by	/s/ Michael B. Botthof
	Name:	Michael B. Botthof
	Title:	Vice President

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

Grayson & Co.
By:	Boston Management & Research as Investment Advisor

	by	/s/ Michael B. Botthof
	Name:	Michael B. Botthof
	Title:	Vice President

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

Eaton Vance VT Floating-Rate Income Fund
By:	Eaton Vance Management as Investment Advisor

	by	/s/ Michael B. Botthof
	Name:	Michael B. Botthof
	Title:	Vice President

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

Eaton Vance Medallion Floating-Rate Income Portfolio
By:	Eaton Vance Management as Investment Advisor

	by	/s/ Michael B. Botthof
	Name:	Michael B. Botthof
	Title:	Vice President

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

Eaton Vance Credit Opportunities Fund
By:	Eaton Vance Management as Investment Advisor

	by	/s/ Michael B. Botthof
	Name:	Michael B. Botthof
	Title:	Vice President

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

Deutsche Bank AG New York Branch
By:	DB Services, New Jersey, Inc

	by	/s/ Deborah O’Keeffe
	Name:	Deborah O’Keeffe
	Title:	Vice President

	by	/s/ Jonathan Shin
	Name:	Jonathan Shin
	Title:	Assistant Vice President

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

Fairway Loan Funding Company
By:	Pacific Investment Management Company LLC, as Investment Advisor

	by	/s/ Arthur Y.D. Ong
	Name:	Arthur Y.D. Ong
	Title:	Senior Vice President

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

Loan Funding III LLC
By:	Pacific Investment Management Company LLC, as its Investment Advisor

	by	/s/ Arthur Y.D. Ong
	Name:	Arthur Y.D. Ong
	Title:	Senior Vice President

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

Mayport CLO Ltd.
By:	Pacific Investment Management Company LLC, as its Investment Advisor

	by	/s/ Arthur Y.D. Ong
	Name:	Arthur Y.D. Ong
	Title:	Senior Vice President

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

PIMCO Floating Rate Income Fund
By:	Pacific Investment Management Company LLC, as its Investment Advisor, acting through Investors Fiduciary Trust Company in the Nominee Name of IFTCO

	by	/s/ Arthur Y.D. Ong
	Name:	Arthur Y.D. Ong
	Title:	Senior Vice President

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

PIMCO Floating Rate Strategy Fund
By:	Pacific Investment Management Company LLC, as its Investment Advisor, acting through Investors Fiduciary Trust Company to the Nominee Name of IFTCO

	by	/s/ Arthur Y.D. Ong
	Name:	Arthur Y.D. Ong
	Title:	Senior Vice President

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

Portola CLO, Ltd.
By:	Pacific Investment Management Company LLC, as its Investment Advisor

	by	/s/ Arthur Y.D. Ong
	Name:	Arthur Y.D. Ong
	Title:	Senior Vice President

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

Waveland – INGOTS, LTD.
By:	Pacific Investment Management Company LLC, as its Investment Advisor

	by	/s/ Arthur Y.D. Ong
	Name:	Arthur Y.D. Ong
	Title:	Senior Vice President

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

Monarch Master Funding Ltd.

by	/s/ Thomas Vigliotta
Name:	Thomas Vigliotta
Title:	Managing Principal

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

BLACK DIAMOND CLO 2006-I (CAYMAN), Ltd.
By:	Black Diamond CLO 2006-I Adviser, L.L.C. As its Collateral Manager

	by	/s/ Stephen H. Deckoff
	Name:	Stephen H. Deckoff
	Title:	Managing Principal

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

Pinehurst Trading, Inc.

by	/s/ Tara E. Kenny
Name:	Tara E. Kenny
Title:	Assistant Vice President

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

Baltac Funding LLC

by	/s/ Tara E. Kenny
Name:	Tara E. Kenny
Title:	Assistant Vice President

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

Harbour Town Funding LLC

by	/s/ Tara E. Kenny
Name:	Tara E. Kenny
Title:	Assistant Vice President

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

Northwoods Capital VI, Limited
By:	Angelo, Gordon & Co., L.P. as Collateral Manager

	by	/s/ Bradley Pattelli
	Name:	Bradley Pattelli
	Title:	Managing Director

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

Northwoods Capital V, Limited
By:	Angelo, Gordon & Co., L.P. as Collateral Manager

	by	/s/ Bradley Pattelli
	Name:	Bradley Pattelli
	Title:	Managing Director

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

Northwoods Capital IV, Limited
By:	Angelo, Gordon & Co., L.P. as Collateral Manager

	by	/s/ Bradley Pattelli
	Name:	Bradley Pattelli
	Title:	Managing Director

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

Northwoods Capital VIII Limited
By:	Angelo, Gordon & Co., L.P., as Collateral Manager

	by	/s/ Bradley Pattelli
	Name:	Bradley Pattelli
	Title:	Managing Director

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

Northwoods Capital VII, Limited
By:	Angelo, Gordon & Co., L.P. as Collateral Manager

	by	/s/ Bradley Pattelli
	Name:	Bradley Pattelli
	Title:	Managing Director

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

JRG Reinsurance Company, Ltd.
By:	Angelo, Gordon & Co., L.P. as Collateral Manager

	by	/s/ Bradley Pattelli
	Name:	Bradley Pattelli
	Title:	Managing Director

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

Silver Oak Capital, LLC

by	/s/ Thomas M. Fuller
Name:	Thomas M. Fuller
Title:	Authorized Signatory

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

Grayston CLO II 2004-1 Ltd.
By:	Bear Stearns Asset Management, Inc., as its Collateral Manager

	by	/s/ Justin Driscoll
	Name:	Justin Driscoll
	Title:	SMD

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

Bear Stearns Loan Trust
By:	Bear Stearns Asset Management, Inc., as its attorney-in-fact

	by	/s/ Justin Driscoll
	Name:	Justin Driscoll
	Title:	SMD

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

Gallatin Funding I Ltd.
By:	Bear Stearns Asset Management Inc. as its Collateral Manager

	by	/s/ Justin Driscoll
	Name:	Justin Driscoll
	Title:	SMD

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

Gallatin CLO II 2005-1 Ltd.
By:	Bear Stearns Asset Management Inc. as its Collateral Manager

	by	/s/ Justin Driscoll
	Name:	Justin Driscoll
	Title:	SMD

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

Gallatin CLO III 2007-1, Ltd. as Assignee
By:	Bear Stearns Asset Management, Inc. as its Collateral Manager

	by	/s/ Justin Driscoll
	Name:	Justin Driscoll
	Title:	SMD

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

PPM America, Inc., as Collateral Manager

by	/s/ Chris Kappas
Name:	Chris Kappas
Title:	Managing Director

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

American International Group, Inc.
By:	AIG Global Investment Corp., its Investment Adviser

	by	/s/ Steven S. Oh
	Name:	Steven S. Oh
	Title:	Managing Director

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

AIG Bank Loan Fund Ltd.
By:	AIG Global Investment Corp., its Investment Manager

	by	/s/ Steven S. Oh
	Name:	Steven S. Oh
	Title:	Managing Director

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

SunAmerica Life Insurance Company
By:	AIG Global Investment Corp., Inc. its Investment Advisor

	by	/s/ Steven S. Oh
	Name:	Steven S. Oh
	Title:	Managing Director

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

J.P. Morgan Whitefriars Inc.

by	/s/ Virginia R. Conway
Name:	Virginia R. Conway
Title:	Attorney-in-Fact

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

Senctor Global Opportunity Fund LP
By:	Senctor GP LLC its GP

	by	/s/ Edward Lemem
	Name:	Edward Lemem
	Title:	CFO

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

Senctor Global Opportunity Intermediate Fund L.P.
By:	Senctor GP LLC, its GP

	by	/s/ Edward Lemem
	Name:	Edward Lemem
	Title:	CFO

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

Alzette European CLO S.A.
By:	INVESCO Senior Secured Management, Inc. as Collateral Manager

	by	/s/ Joseph Rotondo
	Name:	Joseph Rotondo
	Title:	Authorized Signatory

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

Charter View Portfolio
By:	INVESCO Senior Secured Management, Inc. as Investment Advisor

	by	/s/ Joseph Rotondo
	Name:	Joseph Rotondo
	Title:	Authorized Signatory

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

Diversified Credit Portfolio Ltd.
By:	INVESCO Senior Secured Management, Inc. as Investment Adviser

	by	/s/ Joseph Rotondo
	Name:	Joseph Rotondo
	Title:	Authorized Signatory

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

AIM Floating Rate Fund
By:	INVESCO Senior Secured Management, Inc. as Sub-Adviser

	by	/s/ Joseph Rotondo
	Name:	Joseph Rotondo
	Title:	Authorized Signatory

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

Katonah V, Ltd.
By:	INVESCO Senior Secured Management, Inc. as Investment Manager

	by	/s/ Joseph Rotondo
	Name:	Joseph Rotondo
	Title:	Authorized Signatory

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

Moselle CLO S.A.
By:	INVESCO Senior Secured Management, Inc. as Collateral Manager

	by	/s/ Joseph Rotondo
	Name:	Joseph Rotondo
	Title:	Authorized Signatory

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

Petrusse European CLO S.A.
By:	INVESCO Senior Secured Management, Inc. as Collateral Manager

	by	/s/ Joseph Rotondo
	Name:	Joseph Rotondo
	Title:	Authorized Signatory

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

PPM Monarch Bay Funding LLC

by	/s/ Tara E. Kenny
Name:	Tara E. Kenny
Title:	Assistant Vice President

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

PPM Shadow Creek Funding LLC

by	/s/ Tara E. Kenny
Name:	Tara E. Kenny
Title:	Assistant Vice President

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

Everest Funding LLC

by	/s/ Tara E. Kenny
Name:	Tara E. Kenny
Title:	Assistant Vice President

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

SPCP Group, LLC

by	/s/ Richard Petrilli
Name:	Richard Petrilli
Title:	Authorized Signatory

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

Nuveen Senior Income Fund
By:	Symphony Asset Management, LLC

	by	/s/ Lenny Mason
	Name:	Lenny Mason
	Title:	Portfolio Manager

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

Nuveen Floating Rate Income Fund
By:	Symphony Asset Management, LLC

	by	/s/ Lenny Mason
	Name:	Lenny Mason
	Title:	Portfolio Manager

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

ORIX Finance Corp.

by	/s/ Christopher L. Smith
Name:	Christopher L. Smith
Title:	Managing Director

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

Potential CLO I Ltd.
by:	Octagon Credit Investors, LLC as Attorney-in-Fact

	by	/s/ Michael B. Nechamkin
	Name:	Michael B. Nechamkin
	Title:	Senior Portfolio Manager

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

Investcorp Interlachen Multi-Strategy Master Fund Limited
By:	Interlachen Capital Group LP, Manager

	by	/s/ Jonathan D. Havice
	Name:	Jonathan D. Havice
	Title:	Chief Operating Officer

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

Castlerigg Master Investments Ltd.
By:	Sandall Asset Management Corp.

	by	/s/ Kenneth Glassman
	Name:	Kenneth Glassman
	Title:	Senior Managing Director

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

Morgan Stanley Prime Income Trust
By:	Morgan Stanley Investment Management Inc. as Investment Advisor

	by	/s/ J. Matthew Dahlgren
	Name:	J. Matthew Dahlgren
	Title:	Vice President

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

Van Kampen Senior Loan Fund
By:	Van Kampen Asset Management

	by	/s/ J. Matthew Dahlgren
	Name:	J. Matthew Dahlgren
	Title:	Vice President

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

Van Kampen Senior Income Trust
By:	Van Kampen Asset Management

	by	/s/ J. Matthew Dahlgren
	Name:	J. Matthew Dahlgren
	Title:	Vice President

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

Van Kampen Dynamic Credit Opportunities Fund
By:	Van Kampen Asset Management

	by	/s/ J. Matthew Dahlgren
	Name:	J. Matthew Dahlgren
	Title:	Vice President

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

Illinois State Board of Investment
By:	McDonnell Investment Management, LLC, as Manager

	by	/s/ Kathleen A. Zarn
	Name:	Kathleen A. Zarn
	Title:	Vice President

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

McDonnell Loan Opportunity Ltd.
By:	McDonnell Investment Management, LLC, as Investment Manager

	by	/s/ Kathleen A. Zarn
	Name:	Kathleen A. Zarn
	Title:	Vice President

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

Celerity CLO Limited
By:	TCW Asset Management Company, as Agent

	By	/s/ G. Wayne Hosang
	Name:	G. Wayne Hosang
	Title:	Senior Vice President

	by	/s/ Edison Hwang
	Name:	Edison Hwang
	Title:	Vice President

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

First 2004-I CLO, Ltd.
By:	TCW Asset Management Company, its Collateral Manager

	by	/s/ G. Wayne Hosang
	Name:	G. Wayne Hosang
	Title:	Senior Vice President

	by	/s/ Edison Hwang
	Name:	Edison Hwang
	Title:	Vice President

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

First 2004-II CLO, Ltd.
By:	TCW Asset Management Company, its Collateral Manager

	by	/s/ G. Wayne Hosang
	Name:	G. Wayne Hosang
	Title:	Senior Vice President

	by	/s/ Edison Hwang
	Name:	Edison Hwang
	Title:	Vice President

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

MAC Capital, Ltd.
By:	TCW Asset Management Company, as its Portfolio Manager

	by	/s/ G. Wayne Hosang
	Name:	G. Wayne Hosang
	Title:	Senior Vice President

	by	/s/ Edison Hwang
	Name:	Edison Hwang
	Title:	Vice President

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

TCW Select Loan Fund, Limited
By:	TCW Asset Management Company, as its Collateral Manager

	by	/s/ G. Wayne Hosang
	Name:	G. Wayne Hosang
	Title:	Senior Vice President

	by	/s/ Edison Hwang
	Name:	Edison Hwang
	Title:	Vice President

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

TCW Senior Secured Loan Fund, LP
By:	TCW Asset Management Company, as its Investment Advisor

	by	/s/ G. Wayne Hosang

	Name:	G. Wayne Hosang
	Title:	Senior Vice President

	by	/s/ Edison Hwang

	Name:	Edison Hwang
	Title:	Vice President

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

TCW Senior Secured Floating Rate Loan Fund, L.P.
By:	TCW Asset Management Company as its Investment Advisor

	by	/s/ G. Wayne Hosang
	Name:	G. Wayne Hosang
	Title:	Senior Vice President

	by	/s/ Edison Hwang
	Name:	Edison Hwang
	Title:	Vice President

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

Deutsche Bank Trust Company Americas

by	/s/ Evelyn Thierry
Name:	Evelyn Thierry
Title:	Vice President

by	/s/ Erin Morrissey
Name:	Erin Morrissey
Title:	Vice President

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

Velocity CLO Limited
By:	TCW Asset Management Company, as Collateral Manager

	by	/s/ G. Wayne Hosang
	Name:	G. Wayne Hosang
	Title:	Senior Vice President

	by	/s/ Edison Hwang
	Name:	Edison Hwang
	Title:	Vice President

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

Vitesse CLO Ltd.
By:	TCW Asset Management Company as its Portfolio Manager

	by	/s/ G. Wayne Hosang
	Name:	G. Wayne Hosang
	Title:	Senior Vice President

	by	/s/ Edison Hwang
	Name:	Edison Hwang
	Title:	Vice President

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

Ameriprise Certificate Company

by	/s/ Robin C. Stancil
Name:	Robin C. Stancil
Title:	Assistant Vice President

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

RiverSource Life Insurance Company

by	/s/ Robin C. Stancil
Name:	Robin C. Stancil
Title:	Assistant Vice President

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

RiverSource Bond Series, Inc. –
RiverSource Floating Rate Fund

by	/s/ Robin C. Stancil
Name:	Robin C. Stancil
Title:	Assistant Vice President

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

Centurion CDO VI, Ltd.
By:	RiverSource Investments, LLC as Collateral Manager

	by	/s/ Robin C. Stancil
	Name:	Robin C. Stancil
	Title:	Director of Operations

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

Centurion CDO VII, Ltd.
By:	RiverSource Investments, LLC as Collateral Manager

	by	/s/ Robin C. Stancil
	Name:	Robin C. Stancil
	Title:	Director of Operations

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

Centurion CDO 8, Limited
By:	RiverSource Investments, LLC as Collateral Manager

	by	/s/ Robin C. Stancil
	Name:	Robin C. Stancil
	Title:	Director of Operations

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

Centurion CDO 9, Ltd.
By:	RiverSource Investments, LLC as Collateral Manager

	by	/s/ Robin C. Stancil
	Name:	Robin C. Stancil
	Title:	Director of Operations

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

Cent CDO 10, Ltd.
By:	RiverSource Investments, LLC as Collateral Manager

	by	/s/ Robin C. Stancil
	Name:	Robin C. Stancil
	Title:	Director of Operations

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

Cent CDO XI, Limited
By:	RiverSource Investments, LLC as Collateral Manager

	by	/s/ Robin C. Stancil
	Name:	Robin C. Stancil
	Title:	Director of Operations

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

Cent CDO 12 Limited
By:	RiverSource Investments, LLC as Collateral Manager

	by	/s/ Robin C. Stancil
	Name:	Robin C. Stancil
	Title:	Director of Operations

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

Cent CDO 14 Limited
By:	RiverSource Investments, LLC as Collateral Manager

	by	/s/ Robin C. Stancil
	Name:	Robin C. Stancil
	Title:	Director of Operations

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AMONG AMERICAN MEDIA, INC., AMERICAN MEDIA OPERATIONS, INC., THE LENDERS PARTY HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:

Sequils-Centurion V, Ltd.
By:	RiverSource Investments, LLC as Collateral Manager

	by	/s/ Robin C. Stancil
	Name:	Robin C. Stancil
	Title:	Director of Operations

SCHEDULE 1.02

(a)	Professional fees and expenses:

JP Morgan	9,750
Simpson Thacher & Bartlett	3,138
Akin Gump	2,000
Cahill/Cravath	1,300
Bracewell and Giuliani	400
Ropes and Gray	400
Paul Weiss	150
Moelis	650
D&T	525
Capstone	125

Total	18,438

SCHEDULE 1.03

AMERICAN MEDIA OPERATIONS, INC.

AMERICAN MEDIA, INC.

RESTRUCTURING SUMMARY TERM SHEET

JANUARY 28, 2009

THIS TERM SHEET DOES NOT CONSTITUTE (NOR SHALL IT BE CONSTRUED AS) AN OFFER WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OR REJECTIONS AS TO ANY PLAN OF REORGANIZATION, IT BEING UNDERSTOOD THAT SUCH AN OFFERING, IF ANY, ONLY WILL BE MADE IN COMPLIANCE WITH APPLICABLE PROVISIONS OF SECURITIES AND/OR OTHER APPLICABLE LAWS. THIS TERM SHEET DOES NOT ADDRESS ALL MATERIAL TERMS THAT WOULD BE REQUIRED IN CONNECTION WITH ANY POTENTIAL FINANCIAL RESTRUCTURING, IS NOT A BINDING OBLIGATION OF ANY PERSON, AND ANY DEFINITIVE AGREEMENT IS SUBJECT TO THE EXECUTION OF DEFINITIVE DOCUMENTATION IN FORM AND SUBSTANCE CONSISTENT WITH THIS TERM SHEET AND OTHERWISE REASONABLY ACCEPTABLE TO THE PARENT, THE COMPANY, THE COMMITTEE AND THE OTHER HOLDERS. THIS TERM SHEET HAS BEEN PRODUCED FOR DISCUSSION AND SETTLEMENT PURPOSES ONLY AND IS SUBJECT TO THE PROVISIONS OF RULE 408 OF THE FEDERAL RULES OF EVIDENCE AND OTHER SIMILAR APPLICABLE STATE AND FEDERAL RULES. THIS TERM SHEET IS CONFIDENTIAL AND SHALL NOT BE SHARED WITH ANY PARTY OTHER THAN THE PARENT, THE COMPANY, THE MEMBERS OF THE COMMITTEE, THE OTHER HOLDERS, THE ADMINISTRATIVE AGENT AND LENDERS UNDER THE COMPANY’S CREDIT AGREEMENT AND THEIR RESPECTIVE AFFILIATES AND PROFESSIONAL ADVISORS, WITHOUT THE PRIOR WRITTEN CONSENT OF THE PARENT, THE COMPANY, THE COMMITTEE AND THE OTHER HOLDERS.

This term sheet (the “Term Sheet”) sets forth the principal terms of a proposed financial restructuring (the “Restructuring”) regarding American Media Operations, Inc. (the “Company”), a Delaware corporation, and American Media, Inc. (the “Parent”), a Delaware corporation, and certain of their subsidiaries (with the Company and Parent, the “Companies”), being discussed by the Company, the Parent, an ad hoc committee (the “Committee”) composed of certain unaffiliated holders of the 2009 Notes (as defined below) and, with respect to certain members, the 2011 Notes (as defined below), and certain other unaffiliated holders (the “Other Holders”) of the 2009 Notes and 2011 Notes.

Structure of the Transaction	This Term Sheet sets forth the outline of the Restructuring through a proposed tender offer for the Notes and related concurrent offering of new securities (the “Exchange Offer”) conditioned on the Company obtaining certain amendments to the Company’s existing Credit Agreement, dated as of January 30, 2006 (as amended, the “Credit Agreement”), as provided in “Proposed Bank Amendment” below, in accordance with Section 4(2) of the Securities Act of 1933 or other applicable securities and other laws (the “Transactions”):

2

1.      On the Effective Date (as defined below), holders (the “Exchanging Noteholders”) of the Company’s 10 1/4% Series B Senior Subordinated Notes due 2009 (as amended, the “2009 Notes”) and 8 7/8% Senior Subordinated Notes due 2011 (as amended, the “2011 Notes” and, together with the 2009 Notes, the “Notes”) will exchange their Notes for a pro rata share of (i) the New Senior Subordinated Notes (defined below) and (ii) 1 share of the New Common Stock (defined below) per $1.00 principal amount of Notes tendered representing, in the aggregate, 95% of all New Common Stock outstanding on the Effective Date (subject to adjustment). Subject to the occurrence of the Effective Date, the Exchanging Noteholders shall not receive the November 2008 (in the case of the 2009 Notes) and the January 2009 (in the case of the 2011 Notes) interest payments due under the respective indentures governing the Notes.

2.      The Exchange Offer will be effected as a tender offer and related concurrent offering, pursuant to which the Company will make a tender offer for the Notes, and each tendering holder will be required to purchase its pro rata share of the New Senior Subordinated Notes and the New Common Stock (and, with respect to tendered 2009 Notes, the New Senior Unsecured Notes), the proceeds of which will be used to consummate the tender offer.

3.      On the Effective Date, all existing preferred stock, options and warrants issued by, and other equity interests in (other than common stock), the Parent will be cancelled and extinguished and all existing common stock in the Parent will represent 5% (subject to adjustment) of the common stock of the Parent outstanding on the Effective Date. Also on the Effective Date, the holders of the Parent’s existing common stock (the “Existing Equityholders”) shall receive their pro rata share of the New Warrants (as defined below).

4.      The Exchange Offer shall include exit consents to strip substantially all of the negative covenants and certain other provisions from the indentures governing any Notes not tendered into the Exchange Offer and such other changes as the parties hereto determine are desirable. The holders of non-tendered 2009 Notes shall receive their pro rata share of the November 2008 interest payment in cash on the Effective Date and future interest payments in cash when due through maturity of the 2009 Notes. The holders of non-tendered 2011 Notes shall receive their pro rata share of the January 2009 interest payment in cash on the Effective Date and future interest payments in cash when due through the maturity of the 2011 Notes.

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New Securities	The instruments of the Transactions are as follows:

New Senior Subordinated Notes

On the Effective Date, the Company shall issue new senior subordinated notes (the “New Senior Subordinated Notes”) having a total principal amount of $300 million, which amount will not be reduced, even if less than 100% of the aggregate principal amount of the Notes have been exchanged in the Exchange Offer (in such a case, the principal amount of the New Senior Subordinated Notes distributed to each Exchanging Noteholder shall be increased on a pro rata basis). A summary of certain terms of the New Senior Subordinated Notes is set forth in Exhibit A hereto. The holders of the New Senior Subordinated Notes shall be granted demand registration rights, as determined by the Committee and the Other Holders.

New Common Stock

On the Effective Date, the Parent shall have one class of common stock (the “New Common Stock”). Each share of New Common Stock will entitle its holder to a pro rata share of any dividends that are legally declared by the Parent’s board of directors. The New Common Stock shall be the sole class of stock of the Parent.

New Senior Unsecured Notes

On the Effective Date, each Exchanging Noteholder shall receive with respect to its tendered 2009 Notes, its pro rata (based upon the principal amount of its 2009 Notes) share of new senior unsecured notes (the “New Senior Unsecured Notes”; together with the New Senior Subordinated Notes, the “New Notes”). A summary of certain terms of the New Senior Unsecured Notes is set forth in Exhibit B hereto. The holders of the New Senior Unsecured Notes shall be granted demand registration rights, as determined by the Committee and the Other Holders.

New Warrants

On the Effective Date, the Parent shall issue to the Existing Equityholders penny warrants (the “New Warrants”) to purchase shares of New Common Stock. The New Warrants will be structured to provide the Existing Equityholders with the opportunity to participate in 20% of the total equity value of the Parent (on a consolidated basis) in excess of a certain minimum threshold.

Proposed Bank Amendment	The Company will use its reasonable best efforts to seek an amendment to the Credit Agreement (the “Bank Amendment”) from the agent and the Required Lenders (as defined therein). The Bank Amendment launched by the Company shall be in the form and substance approved by the Committee and the Other Holders on December 22, 2008.

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No modifications to the Bank Amendment (other than non-material modifications) shall be permitted without the consent of the Committee and the Other Holders.

Except as otherwise agreed by the Committee and the Other Holders, the Exchange Offer will not be launched unless and until the Bank Amendment has been approved by the requisite lenders thereto.

Except pursuant to the terms of the Bank Amendment, or as otherwise agreed by the Committee and the Other Holders, the terms of the Credit Agreement shall remain unchanged through the Effective Date (other than with respect to non-material modifications) and the Bank Amendment shall not be effective until the Restatement Effective Date (as defined in the Bank Amendment).

The Company will use its reasonable best efforts to seek an amendment to the Bank Amendment from the agent and the Required Lenders, in form and substance acceptable to the Committee and the Other Holders, to conform Schedule 1.03 to the Bank Amendment to the Term Sheet to the extent necessary to allow the consummation of the Restructuring.

Stockholders Agreement	The Exchanging Noteholders and the Existing Equityholders will be parties to a new stockholders agreement (the “Stockholders Agreement”). The Stockholders Agreement shall contain customary rights, including, without limitation, preemptive rights, board voting rights, transfer restrictions, registration rights, blocking rights, drag rights (including, without limitation, the right to force the holders of the New Warrants, subject to the following paragraph, to sell such warrants for an amount equal to the net amount that such holders would receive upon exercise and sale of the New Common Stock and to vote in favor of and/or consent to an asset sale), tag rights and rights to receive information at the stockholders’ option. The Stockholders Agreement will include a covenant (reasonably acceptable to the Existing Equityholders) for the Parent and the Company to maintain D&O insurance coverage not less favorable, in any material respect, to the directors than their current D&O insurance.

Without the consent of the Existing Equityholders, the Parent, the Company and/or the other holders of the New Common Stock may not during the Consent Period (as defined below), directly or indirectly, enter into an agreement to sell the Parent or the Company, enter into a merger agreement with respect thereto or enter into an agreement to

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sell or otherwise dispose of, directly or indirectly, all or substantially all of the Parent’s or the Company’s respective assets. “Consent Period” shall mean the period starting on the Effective Date and ending on the date that is twelve months after the Effective Date.

Effective Date	The “Effective Date” shall be the date on which the Exchange Offer is completed and the Transactions are consummated. The new securities will be distributed on the Effective Date.

Exchange/Consent Threshold	As a condition to the Effective Date, the 2002 Senior Notes Refinancing Condition and the 2003 Senior Notes Refinancing Condition (as such terms are defined in the Credit Agreement) must be satisfied.

Definitive Documentation	The Company, the Parent, the Existing Equityholders, the Committee and the Other Holders shall, in good faith, negotiate definitive documentation concerning the Transactions that is consistent with the terms set forth in this Term Sheet and the Exchange Offer documentation (the “Definitive Documentation”). With respect to issues materially affecting any Lender (as defined in the Credit Agreement) that are not otherwise contemplated by this Term Sheet, the Definitive Documentation shall be in form and substance reasonably acceptable to the Required Lenders.

Appointment of Initial Directors	The post-Effective Date boards of directors of the Company and the Parent (the “Post-Effective Date Boards”) shall be composed of five members, four of whom shall be selected by the Committee and the Other Holders and one of whom shall be the Post-Effective Date Chief Executive Officer of the Company and the Parent. The Post-Effective Date Boards shall take office on the Effective Date. The size of the Post-Effective Boards may be increased after the Effective Date. The Company and Parent may enter into director indemnity agreements with these directors, in form reasonably acceptable to the members of the Post-Effective Date Boards.

MAC Condition to the Effective Date	It shall be a condition to the Exchange Offer (such condition to be for the sole benefit of, and may be waived by, the Committee and the Other Holders and not any other party) that no changes (or effects), individually or in the aggregate, shall have occurred that has had or would reasonably be expected to have a material adverse effect on the

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condition (financial or otherwise) of the Parent’s and its Subsidiaries’, taken as a whole, properties, assets, liabilities, rights, obligations, operations, business, or prospects (any such changes or effects, a “MAC”); provided, however, that none of the following shall constitute a MAC: (a) changes generally affecting (1) the industries in which the Parent and its Subsidiaries operate, or (2) the economy or the credit, debt, financial or capital markets, in each case, in the United States, including changes in interest or exchange rates, (b) the negotiation, execution, announcement or performance of the Restructuring or the consummation of the transactions contemplated thereby, including the impact thereof on relationships with customers, suppliers, distributors and partners, (c) acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism and (d) earthquakes, hurricanes, tornados or other natural disasters, except in the cases of clauses (a), (c) or (d) to the extent that such adverse changes disproportionately have a greater adverse impact on Parent and its Subsidiaries, taken as a whole, as compared to the adverse impact such changes have on the Parent’s competitors.

Releases	To the extent permitted by applicable law, the Companies, Existing Equityholders, equity sponsors under the management agreements with THL Managers V, LLC and Evercore Advisors L.P. and each creditor of any of the Companies which directly or indirectly participates in the Exchange Offer, including, without limitation, creditors participating via an attorney, agent, indenture trustee or securities intermediary, effective upon the Effective Date, agrees and shall be deemed to forever release, waive and discharge all claims, demands, causes of action and the like, relating to the Companies or their direct or indirect subsidiaries, whether direct or derivative, liquidated or unliquidated, fixed or contingent, matured or unmatured, disputed or undisputed, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise, against (i) any direct or indirect shareholder of the Companies, and such shareholder’s respective directors, officers, partners, members, representatives, employees, professional advisors, sub-advisors, managers, affiliated management companies (including THL Managers V, LLC and Evercore Advisors L.P.), and managing and executive directors, (ii) the current and former (in each case, as of the Effective Date) directors, officers, and employees, professional advisors, sub-advisors, managers, affiliated management companies (including THL Managers V, LLC and Evercore Advisors L.P.), and managing and executive directors of the Companies; (iii) the members of the Committee and the Other Holders and their respective directors, officers, partners, members, representatives, employees, professional advisors (including, without limitation, Akin Gump, Paul Weiss and

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Capstone Advisory Group LLP), sub-advisors, managers, and managing and executive directors; and (iv) the indenture trustee for the Existing Notes (collectively, the “Released Parties”); provided, however, such releases shall be subject to a limited carve-out solely for criminal acts and fraud (the “Release Carve-Out”); provided, further, however, that to the extent any releasor above does not provide the release herein to a releasee named above, that non-releasing party shall not receive a release from such omitted releasee. For the avoidance of doubt, none of the foregoing releases shall (i) include releases of any claims, demands, causes of action and the like, in each case, solely to the extent these arise from or relate to acts or omissions occurring after the Effective Date or (ii) release any claims of EMP Group L.L.C., THL Managers V, LLC, Great-West Investors LP, Putnam Investments Employees’ Securities Company I LLC, Putnam Investments Employees’ Securities Company II LLC, 1997 Thomas H. Lee Nominee Trust, Thomas H. Lee Investors Limited Partnership, Thomas H. Lee Equity Fund V, L.P., Thomas H. Lee Parallel Fund V, L.P., Thomas H. Lee Equity (Cayman) Fund V, L.P., Evercore Advisors, L.P., Evercore Capital Partners II L.P., Evercore Co-Investment Partnership II L.P., Evercore Capital Partners L.P., Evercore Capital Partners (NQ) L.P., Evercore Capital Offshore Partners L.P., Evercore Co-Investment Partnership L.P., or the Exchanging Noteholders under any documents executed in connection with the Transactions, including, without limitation, the warrant agreement, the stockholder(s) agreement, side letters or otherwise. Each Consenting Lender (as defined in the Bank Amendment) shall agree to grant certain releases pursuant to Section 9.16 of the Bank Amendment.

Further, as part of the Releases (which for the avoidance of doubt, shall not relate to or affect any Lender), all rights or causes of action to recover (i) payments prior to the Effective Date of management fees and expenses paid to THL Managers V, LLC, Evercore Advisors L.P. or their respective affiliates that have been disclosed publicly or to Akin Gump or (ii) any payments made prior to the consummation of the Exchange Offer for equity repurchases from present or former employees that have been disclosed to Akin Gump shall be released, waived and discharged by the Exchanging Noteholders tendering their Notes provided that such rights and causes of action with respect to any such payments shall not be subject to the Release Carve-Out. In addition to the foregoing, (i) each former (as of the date of the launch of the Exchange Offer (the “Launch Date”)) director and/or officer, in order for such director or officer to receive the benefit of the Releases and the benefit of the waiver, following the Effective Date, of section 12 of the existing D&O insurance policy issued in the name of EMP Group LLC, must execute a release (which release shall be effective as of the Effective Date) subject to a limited carve-out for criminal acts

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and fraud, within 30 days of the Effective Date, of any right to seek indemnification from the Company, the Parent and their respective direct and indirect subsidiaries (whether or not any indemnification claims have accrued) and (ii) each current (as of the Launch Date) director and/or officer, in order for such director or officer to receive the benefit of the Releases and the benefit of the waiver, following the Effective Date, of section 12 of the existing D&O insurance policy issued in the name of EMP Group LLC, must execute a release, subject to a limited carve-out for criminal acts and fraud, no later than the Effective Date (which release shall be effective as of the Effective Date) of any right to seek indemnification from the Company, the Parent and their respective direct and indirect subsidiaries (whether or not any indemnification claims have accrued); provided, that the failure of any director and/or officer to execute such a release shall not in any way affect (x) the right of each other director or officer who executes such a release to receive the Releases and the protections granted under any maintenance, extension, modification or replacement of the D&O policies, or (y) protections under the existing D&O policies (as of the Launch Date) from which any director or officer would otherwise be entitled to benefit.

Maintenance of D+O Coverage	The Companies agree (a) to maintain the form of the existing D&O policies issued in the name of EMP Group, LLC (“EMP”), without modification, for all former and current directors and officers of EMP and the Companies and to obtain either (i) an acknowledgement from the primary and excess insurers that the exchange transaction is not a change of control as defined under Section 12 of the existing primary policy or (ii) a waiver of such Section 12 by the primary and excess insurers such that the policies continue to operate in full force and effect until the end of the current policy period, or (b) the Companies shall put in place a post-exchange primary policy (with follow-form excess policies) that (i) includes all former directors and officers of EMP or the Companies as insureds under the policy, (ii) does not contain a prior acts exclusion, and (iii) provides coverage for former directors and officers of EMP and the Companies that is no less favorable than coverage provided for then-current directors and officers of the Companies. Whether under provisions (a) or (b) above, the maintained policies shall (a) be renewed annually for a period of six years following the Effective Date, and (b) maintain coverage with aggregate policy limits of not less than $60 million. To the extent necessary to continue the coverage for former and current directors and officers of EMP and the Companies under the existing policies, the Companies and the parties shall take any steps necessary or desirable to affect changes to the named insured while also maintaining coverage consistent with the terms of this paragraph for current and former officers and directors of EMP. The Companies may modify the foregoing coverage with the prior written consent of each of (i) THL Managers V, LLC and (ii) Evercore Advisors L.P.

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EXHIBIT A

New Senior Subordinated Notes

The following are certain material terms of the New Senior Subordinated Notes:

Issuer: The Company.

Amount: The New Senior Subordinated Notes shall have an aggregate issue price equal to $300 million.

Maturity: November 1, 2013.

Interest: Interest on the New Senior Subordinated Notes shall be payable semiannually in arrears on each May 1 and November 1, beginning with the first such date after the Effective Date, and will accrue at a rate of 14.0% per annum (with (i) 10.0% per annum payable in cash, (ii) 2.0% per annum payable, at the Company’s option, either in cash or by the issuance of additional New Senior Subordinated Notes and (iii) 2.0% per annum payable (x) in cash when the Company’s Excess Cash Flow (as defined in the Bank Amendment as in effect on the Effective Date) for the most recently completed fiscal year ended prior to an interest payment date is greater than $27.5 million and (y) at the Company’s option, either in cash or by the issuance of additional New Senior Subordinated Notes when the Company’s Excess Cash Flow for the most recently completed fiscal year ended prior to an interest payment date is less than or equal to $27.5 million). On the Effective Date, the Bank Amendment will not permit the payment of cash interest (i) at a rate in excess of 10.0% per annum when the Company’s Excess Cash Flow for the most recently completed fiscal year ended prior to an interest payment date is less than or equal to $27.5 million and (ii) at a rate in excess of 12.0% per annum when the Company’s Excess Cash Flow for the most recently completed fiscal year ended prior to an interest payment date is greater than $27.5 million.

Interest Modification: Prior to registration of the New Senior Subordinated Notes and qualification of the indenture governing the New Senior Subordinated Notes under the Trust Indenture Act, holders of not less than 75% of the outstanding principal amount of the New Senior Subordinated Notes may, at any time and from time to time, consent on behalf of all holders to waive, defer or postpone any interest payment or elect to receive such interest payment in the form of additional New Senior Subordinated Notes. During any such deferral or postponement period, the deferred or postponed interest (and all interest thereon) shall bear interest at 14% per annum (or such other lesser rate, if any, as shall be approved by the holders approving such deferral or postponement). Such deferred or postponed interest and all interest thereon shall be due in cash at the end of the deferral or postponement period, with the payment of such cash interest subject to the limitations set forth in the Bank Amendment.

If the New Senior Subordinated Notes are registered and the indenture governing the New Senior Subordinated Notes is qualified under the Trust Indenture Act, at any time thereafter, holders of not less than 75% in aggregate principal amount of the outstanding New Senior Subordinated Notes may, at any time and from time to time, consent on behalf of all holders to the postponement of any interest payment for a period not exceeding three years from its due date.

During any such postponement period, the postponed interest (and all interest thereon) shall bear interest at the rate of 14% per annum (or such lesser rate, if any, as shall be approved by the holders who approve such postponement). Such postponed interest and all interest thereon shall be due in cash at the end of the postponement period, with the payment of such cash interest subject to the limitations set forth in the Bank Amendment.

Voting: Prior to qualification of the indenture for the New Senior Subordinated Notes under the Trust Indenture Act, the indenture shall expressly provide that New Senior Subordinated Notes owned by holders that directly or indirectly control, or are controlled by or under direct or indirect common control with, the Company will not be disregarded for purposes of the voting with respect to amendments, waivers, directions and consents.

If the indenture governing the New Senior Subordinated Notes is qualified under the Trust Indenture Act, the New Senior Subordinated Notes owned by holders that directly or indirectly control, or are controlled by or under direct or indirect common control with, the Company will be thereafter disregarded for purposes of the voting with respect to amendments, waivers, directions and consents.

Guarantees: The New Senior Subordinated Notes shall be guaranteed by (i) each of the existing guarantors of the 2009 Notes and 2011 Notes as of the Effective Date and, in any event, all of the Company’s domestic restricted subsidiaries, and (ii) any other guarantor of the Credit Agreement other than Parent and any other holding company of the Company (the “Guarantors”).

Ranking: The New Senior Subordinated Notes shall be senior subordinated unsecured obligations of the Company and the Guarantors, ranking pari passu with any senior subordinated obligations of the Company or the Guarantors (including any 2009 Notes and 2011 Notes that remain outstanding after the Effective Date if the Exchange Offer is consummated) and junior to any senior obligations of the Company or the Guarantors, including the New Senior Unsecured Notes.

Change of Control Offer: 101%.

Call Protection: 103% in Year 1, 102% in Year 2, 101% in Year 3 and at par thereafter.

Covenants: The form of indenture under which the New Senior Subordinated Notes will be issued shall contain covenants that are substantially similar in form to the covenants described in the section entitled “Description of Permanent Notes” in the Company’s Preliminary Offering Memorandum dated August 26, 2008 (as it may be amended), and include, without limitation, the following:

•	payment of New Senior Subordinated Notes;

•	maintenance of office or agency;

•	payment of taxes and other claims;

•	compliance certificates and notices of default;

•	waiver of stay and extension or usury laws;

•	limitation on indebtedness;

•	limitation on layering;

•	limitation on liens;

•	limitation on transactions with affiliates;

•	subsidiary guarantees;

•	conduct of business;

•	limitation on restricted payments;

•	limitation on restrictions on distributions from restricted subsidiaries;

•	limitation on sales of assets;

•	change of control;

•	limitation on mergers and transfers of assets; and

•	reports to holders.

The covenants in the indenture governing the New Senior Subordinated Notes shall be in substantially the same form as those described in the draft offering memorandum, dated December 23, 2008, for the Exchange Offer, or as otherwise acceptable to the Required Lenders.

EXHIBIT B

New Senior Unsecured Notes

The following are certain material terms of the New Senior Unsecured Notes:

Issuer: The Company.

Amount: The New Senior Unsecured Notes shall have an aggregate issue price of $21,245,380.

Maturity: May 1, 2013.

PIK Interest: 9% per annum, payable semiannually in arrears, in whole or in part in cash or in PIK, at the Company’s election, on each May 1 and November 1, beginning May 1, 2009. The Bank Amendment will prohibit payment of cash interest.

Guarantees: The New Senior Unsecured Notes shall be guaranteed by each of the Guarantors.

Ranking: The New Senior Unsecured Notes shall be senior unsecured obligations of the Company and the Guarantors, ranking ahead of any subordinated or senior subordinated obligations of the Company or the Guarantors (including the New Senior Subordinated Notes and any 2009 Notes and 2011 Notes that remain outstanding after the Effective Date if the Exchange Offer is consummated) and pari passu with any other senior obligations of the Company or the Guarantors.

Change of Control Offer: 101%.

Call Protection: 103% in Year 1, 102% in Year 2, 101% in Year 3 and at par thereafter.

Covenants: The form of indenture under which the New Senior Unsecured Notes will be issued shall contain covenants that are substantially similar in form to the covenants with respect to the New Senior Subordinated Notes (described in Exhibit A hereto), adjusted to reflect a senior notes issuance. The covenants in the indenture governing the New Senior Unsecured Notes shall be in substantially the same form as those described in the draft offering memorandum, dated December 23, 2008, for the Exchange Offer, or as otherwise acceptable to the Required Lenders.

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EXHIBIT A

December [    ], 2008

JPMorgan Chase Bank, N.A.

As Administrative Agent to that

certain Credit Agreement defined below

[Address]

City, State, Zip

Attention [Earl Dowling]

Re: Affirmation Letter Agreement

Reference is hereby made to that certain term sheet attached hereto as Exhibit A (the “Term Sheet”). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Term Sheet.

This Affirmation is being made to the Administrative Agent for the Credit Agreement, and is intended for the benefit of, and can be relied upon by, the Administrative Agent and each Lender that consents to the Bank Amendment (a “Consenting Lender”), and may be enforced by each Consenting Lender in accordance with the terms hereto and applicable law.

In connection with the Bank Amendment of American Media, Inc. (“AMI”, and with its subsidiaries, the “Company”), it is contemplated that any Consenting Lender shall agree to release certain parties (the “Affirming Parties”) in the form of the release to which this Affirmation Letter forms an Exhibit (the “Release”). In connection therewith, the undersigned Affirming Party, severally and not jointly nor jointly and severally with any other person or entity, hereby represents to the Administrative Agent, for the benefit of each Consenting Lender, the following:

(a) In the past 24 months, it has not (x) received any payments whatsoever from the Company or any of its subsidiaries other than (i) payments of management fees and expenses not in excess of $3,000,000 in the aggregate for all Affirming Parties; and (ii) if the Affirming Party is a director, officer or employee of AMI or any of its subsidiaries, (x) payments of salaries, directors’ fees, reimbursements, health benefits, insurance or non-cash fringe benefits, or payments under any contractual tax “gross-up” or similar provision in each case, reported on IRS Forms W-2 or 1099, all as set forth on Schedule A, and (y) payments or benefits not in excess of those set forth on Schedule B, or (y) engaged in any other transaction with the Company or any of its affiliates other than in good faith, on an arms’ length basis, and in the ordinary course of the Company’s business.

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(b) As of the date hereof, it is unaware of any actions that it has taken that would form the basis for a meritorious cause of action by any creditor of the Company or by the Company itself against the undersigned Affirming Party.

In addition, to the extent permitted by applicable law, the Affirming Party agrees and shall be deemed to forever release, waive and discharge all claims, demands, causes of action and the like, relating to the Company, whether direct or derivative, liquidated or unliquidated, fixed or contingent, matured or unmatured, disputed or undisputed, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise against each Consenting Lender and the Administrative Agent and each of their respective directors, officers, partners, members, representatives, employees, professional advisors, sub-advisors, managers, and managing and executive directors; provided, however that such releases shall be subject to a limited carve-out solely for criminal acts and fraud (such release, the “Affirming Party Release”)

Each Affirming Party hereby agrees that if (x) any affirmation, representation, covenant or warranty set forth above (collectively, the “Affirmations”) is determined at any time to be materially incorrect or untrue by any Lender (in its reasonable discretion) (and such Lender, upon request of the Affirming Party, provides such Affirming Party with a description of such affirmation, representation, covenant or warranty that such Lender determines is materially incorrect or untrue), or (y) it breaches its obligations under the Affirming Party Release, then the Release granted by such Lender to such Affirming Party in connection with the Bank Amendment shall be void ab initio, without any affect on such Lender’s consent to the Bank Amendment otherwise, and such Lender shall have all of its respective rights and remedies against such Affirming Party as they were in existence prior to the date upon which the Release was granted.

The undersigned Affirming Party represents that it has the requisite power and authority to execute and deliver this letter agreement. This letter agreement and the Affirmations shall be governed and construed in accordance with the law of the State of New York.

Executed by:

Name of Affirming Party:

By:
Name:
Title:

Agreed and Accepted by:

Administrative Agent, in its capacity as such and on behalf of each Consenting Lender:

By:
Name:
Title:

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